COLUMBUS
                                OPTION AGREEMENT


                                  BY AND AMONG


                          RIVER CITY BROADCASTING, L.P.

                                       AND

                         RIVER CITY LICENSE PARTNERSHIP,


                                   AS SELLERS,


                                       AND

                         SINCLAIR BROADCAST GROUP, INC.,

                                AS OPTION HOLDER


                            DATED AS OF May 31, 1996



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                                TABLE OF CONTENTS
                                                                           PAGE
                                    ARTICLE 1

          OPTION TO ACQUIRE LICENSE ASSETS AND COLUMBUS STATION ASSETS

1.1      Options..............................................................2

1.1.A.   Option to Acquire License Assets.....................................2

1.1.B    Transfer of Columbus Assets..........................................4

1.2      Excluded Assets......................................................8

1.3      Liabilities.........................................................10

1.4      Option Exercise.....................................................12

1.5      Terms of Option.  ..................................................13

                                    ARTICLE 2

                              PAYMENTS AND CLOSING

2.1      Grant Price and Option Closing Price................................13

2.1.A    Payment for Option Grant............................................13

2.1.B    Payment of Columbus Option Closing Price and Option
         Extension Fees......................................................14

2.2      Option Grant and Closing............................................17

2.3      Deliveries at Option Grant..........................................18

2.4      Deliveries at Closing...............................................19

2.5      Indemnity Adjustment................................................22

2.6      Effect of Certain Laws or Proceedings...............................22

2.7      Representations and Warranties of, and Operations by,
         Sellers.............................................................24

2.8      Effect of RCB Credit Agreement......................................24



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                                     - ii -


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1      Organization........................................................25

3.2      Approval/Authority..................................................25

3.3      No Conflicts........................................................25

3.4      Brokers.............................................................26

3.5      FCC Authorizations..................................................26

3.6      Condition of Assets.................................................27

3.7      Title...............................................................27

3.8      Call Letters, Trademarks, Etc.......................................28

3.9      Insurance...........................................................28

3.10     Contracts...........................................................28

3.11     Employees...........................................................29

3.12     Litigation..........................................................30

3.13     Compliance with Laws................................................30

3.14     Complete Disclosure.................................................31

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF OPTION HOLDER

4.1      Incorporation.......................................................31

4.2      Corporate Action....................................................31

4.3      No Conflicts........................................................31

4.4      Brokers.............................................................32

4.5      Litigation..........................................................32

4.6      Capitalization......................................................32

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                                    - iii -

                                    ARTICLE 5

                    COVENANTS OF SELLERS PENDING THE CLOSING

5.1      Maintenance of Business until Closing...............................33

5.2      Goodwill/Compliance with Agreements.................................35

5.3      Reports; Access to Facilities, Files and Records....................35

5.4      Notice of Proceedings...............................................36

5.5      Confidential Information............................................36

5.6      Consummation of Option Closing......................................37

5.7      Notice of Certain Developments......................................37

5.8      Covenants of Sellers After Option Exercise..........................37

5.9      Hart-Scott-Rodino...................................................38

5.10     Use of Excess Cash Flow.............................................38

5.11     New License Subsidiary..............................................39


                                    ARTICLE 6

                 COVENANTS OF OPTION HOLDER PENDING THE CLOSING

6.1      Confidential Information............................................40

6.2      Consummation of Agreement...........................................40

6.3      Notice of Proceedings...............................................41

6.4      Covenants of Option Holder After Option Exercise....................41

6.5      Notice of Material Impact...........................................42

6.6      Hart-Scott-Rodino...................................................42

6.7      New Employment Agreements...........................................42




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                                     - iv -

                                    ARTICLE 7

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

7.1      Representations, Warranties, Covenants..............................43

7.2      Proceedings.........................................................43

7.3      Opinion of Counsel..................................................44

7.4      FCC Authorization...................................................45

7.5      Hart-Scott-Rodino...................................................45

7.6      Termination of Certain Agreements...................................45

7.7      New Employment Agreements...........................................45

7.8      Approval of Stock Options...........................................45

                                    ARTICLE 8

                 CONDITIONS TO THE OBLIGATIONS OF OPTION HOLDER

8.1      Representations, Warranties, and Covenants..........................46

8.2      Proceedings.........................................................47

8.3      Opinion of Counsel..................................................47

8.4      FCC Authorizations..................................................48

8.5      Hart-Scott-Rodino...................................................48

8.6      Termination of Certain Agreements...................................48

                                    ARTICLE 9

                                 INDEMNIFICATION

9.1      Survival............................................................48

9.2      Indemnification of Option Holder....................................49

9.3      Indemnification of Sellers..........................................49

9.4      Limitation of Liability.............................................50

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                                      - v-

9.5      Bulk Sales Indemnity................................................52

9.6      Notice of Claims....................................................52

9.7      Defense of Third Party Claims.......................................52

9.8      Indemnity as Sole Remedy............................................53

9.9      Arbitration.........................................................53

                                   ARTICLE 10

                                EMPLOYEE MATTERS

10.1     Employee Matters....................................................55

                                   ARTICLE 11

                            TERMINATION/MISCELLANEOUS

11.1     Termination of Columbus Option; Notice and Cure; Certain
         Remedies............................................................58

11.1.A   In General..........................................................58

11.1.B   Notice and Cure.....................................................59

11.1.E   Certain Remedies of Option Holder...................................64

11.2     Effect of Termination and Other Limitations.........................64

11.3     Expenses............................................................65

11.4     Assignments.........................................................65

11.5     Further Assurances..................................................66

11.6     Notices.............................................................66

11.7     Captions............................................................67

11.8     Law Governing.......................................................67

11.9     Consent to Jurisdiction, Etc........................................68

11.10    Waiver of Provisions................................................68

11.11    Counterparts........................................................68


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                                     - vi-
11.12    Entire Agreement/Amendments.........................................68

11.13    Access to Books and Records.........................................69

11.14    Waiver of Final Grant by FCC........................................69

11.15    Recitals, Headings..................................................69

11.16    Severability........................................................70

11.17    Public Announcements and Press Releases.............................70

11.18    Board of Directors and Committees...................................70

11.19    List of Definitions.................................................72

11.20    No Third Party Beneficiaries........................................74

11.21    Columbus Receivables................................................74


                                 Schedules
                                 ---------
Schedule 5.1               Maintenance of Business
Schedule 5.10              Excess Cash Flow

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                            COLUMBUS OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "Agreement") is dated as of May 31, 1996 (the "Option Grant Date"), and is by and among River City Broadcasting, L.P., a limited partnership duly formed under the laws of the State of Delaware ("RCB"), River City License Partnership, a general partnership duly formed under the laws of the State of Missouri ("Licensee") (RCB and Licensee sometimes collectively referred to herein as "Sellers" and individually as a "Seller"), and Sinclair Broadcast Group, Inc., a corporation duly organized under the laws of the State of Maryland ("Option Holder").

                                    RECITALS

         WHEREAS, Licensee is the licensee of Television Station WSYX(TV), Columbus, Ohio pursuant to certain authorizations (the "FCC Authorizations") issued by the Federal Communications Commission (the "FCC") (the "Columbus Station" or the "Station"); and

         WHEREAS, RCB owns certain Other Assets (as defined herein);
and

         WHEREAS, RCB has entered with Option Holder into an Amended and Restated Asset Purchase Agreement, dated as of April 10, 1996, as amended and restated as of May ___, 1996 (as amended, the "Asset Purchase Agreement"), pursuant to which Option Holder is purchasing on the date hereof certain assets and rights of RCB, as provided in the Asset Purchase Agreement; and

         WHEREAS, on the date hereof (the "Asset Purchase Agreement Closing Date") in connection with the closing of the Asset Purchase Agreement (the "Asset Purchase Closing"), Sellers and Option Holder have entered into the "Group I TBA" (which term when used herein shall have the meaning assigned to such term in the Group I Option Agreement, as defined below) pursuant to which Option Holder will provide certain television and radio programming to Sellers for the Group I Stations, all on the terms and conditions contained in the Group I TBA; and

         WHEREAS, RCB and Licensee desire to grant an option to the Option Holder to acquire the License Assets (as defined in Section 1.1.A herein), and the Columbus Station Assets (as defined below), and Option Holder desires to acquire an option to acquire the License Assets, and the Columbus Station Assets, all on the terms described herein; and


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                                     - 2 -

         WHEREAS, on the Columbus Option Closing Date (as defined in Section 2.2(b) herein), Sellers will transfer and assign to Option Holder all of the License Assets and the Columbus Station Assets;

         WHEREAS, on the Asset Purchase Agreement Closing Date in connection with the Asset Purchase Closing, Sellers and Option Holder are entering into a Group I Option Agreement (the "Group I Option Agreement") pursuant to which Option Holder will acquire an option to acquire the License Assets (as defined in the Group I Option Agreement);

         NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:


                                    ARTICLE 1
                                    ---------

          OPTION TO ACQUIRE LICENSE ASSETS AND COLUMBUS STATION ASSETS
          ------------------------------------------------------------

         1.1 Options. Upon and subject to the terms and conditions stated in this Agreement, Sellers hereby as of the date hereof grant to Option Holder an option to acquire concurrently in their entirety at one Closing, all of Sellers' rights, title and interest in, to and under the License Assets with respect to the Columbus Station, the NewVenco Other Assets relating to the Columbus Station and the Columbus Station Assets (the "Columbus Option" or the "Option").

         1.1.A. Option to Acquire License Assets. Subject to the terms and conditions stated in this Agreement, on the Columbus Option Closing Date, Sellers shall convey, transfer, assign and deliver to Option Holder, and Option Holder shall acquire from Sellers, all of Sellers' rights, title and interest in, to and under all License Assets used or held for use by Sellers with respect to the Columbus Station. As used in this Agreement, "License Assets" used or held for use with respect to the Station means all of Sellers' rights in, to and under the following, on the Columbus Option Closing Date:

            (a) FCC Authorizations. All FCC Authorizations issued to Licensee with respect to the Station, including, without limitation, those shown on
Schedule 1.1.A(a) to the Group I Option Agreement, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

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                                     - 3 -


             (b) Tangible Personal Property. All equipment, vehicles, furniture, transmitters, antennae, engineering equipment, office materials and supplies, spare parts and other tangible personal property of every kind and description owned as of the date of this Agreement by Sellers and used in connection with the business and operations of the Station, including, without limitation, those shown on Schedule 1.1.A(b) to the Group I Agreement, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Columbus Option Closing Date, but excluding all such property which is consumed, retired or disposed of by Sellers in the ordinary course of their business between the date of this Agreement and the Columbus Option Closing Date or as otherwise permitted by this Agreement.

             (c) Real Property. (i) All real property owned by Sellers relating to the Columbus Station listed on Schedule 1.1.A(c) to the Group I Option Agreement (the "Real Property"), (ii) all buildings, structures, towers, improvements, transmitting towers and other fixtures thereon (the "Real Property Improvements"), owned by Seller and used in the business and operations of the Station; (iii) all other leaseholds and other interests in real property held by Sellers relating to the Columbus Station (the "Leasehold Interests") listed and so designated on Schedule 1.1.A(c) to the Group I Option Agreement; and (iv) real property, and all buildings, structures and improvements thereon and leasehold interests that are acquired by Sellers between the date hereof and the Columbus Option Closing Date for the Station.

             (d) Other Contracts. All contracts relating to the Station to which either Seller is a party (in addition to and not included in those set forth in Sections 1.1.A(b) and 1.1.A(c) hereof) and the Consent Contracts, as defined in, and contemplated under, Section 1.3(c) of the Asset Purchase Agreement (collectively, "Other Contracts"), including all agreements, equipment leases and other leases relating to the Columbus Station listed on Schedules 1.1.A(d) and 3.11 (as may be entered into, amended, renewed or extended pursuant to Section 5.1) to the Group I Option Agreement, together with all such contracts that will have been entered into in the ordinary course of business of the Station between the date of this Agreement and the Columbus Option Closing Date and all other such Contracts that will have been entered into between the date of this Agreement and the Columbus Option Closing Date the making of which by Sellers is permitted by this Agreement, to the extent existing as of the Columbus Option Closing Date. As used in this Agreement, "Contract" means, with respect to the Columbus Station, any agreement, lease, arrangement, commitment or

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                                     - 4 -


understanding, written or oral, expressed or implied, to which the Station or Sellers with respect to the Station are a party or are bound.

             (e) Trademarks, Etc. All trademarks, service marks, patents, trade names, jingles, slogans and logotypes owned and used by Sellers in connection with the business and operations of the Station as of the date hereof, including, without limitation, Sellers' rights to use the call letters of the Station and any related names and phrases and those shown on Schedule 1.1.A(e) to the Group I Option Agreement and those acquired between the date hereof and the Columbus Option Closing Date for the Station.

             (f) FCC Records. All FCC logs and other records that relate to the operations of the Station.

             (g) Files and Records. All files and other records of Sellers relating solely to the business and operations of the Station other than account books of original entry and other than such files and records that are maintained at the corporate offices of Sellers or RCB's general partner for tax accounting purposes.

             (h) Goodwill. All of Sellers' goodwill in and going concern value associated with the Station.

             (i) Other Assets. All other assets of Sellers relating to the business and operations of the Station not expressly excluded in Section 1.2 hereof.

         1.1.B Transfer of Columbus Assets. Subject to the terms and conditions stated in this Agreement, on the Columbus Option Closing Date, RCB shall convey, transfer and deliver to Option Holder, and Option Holder shall acquire from RCB, in addition to acquiring the License Assets relating to the Columbus Station described in Section 1.1.A on such date, all of RCB's right, title and interest in and to all of the assets and properties of RCB, real and personal, tangible and intangible, which are owned and used by RCB in connection with the business and operations of the Columbus Station, including, without limitation, rights under contracts and leases, real and personal property, plant and equipment, inventories and intangibles, contracts and rights, but excluding the Excluded Assets described in Section 1.2 hereof.

         The rights, assets, property and business of RCB with respect to the Columbus Station to be transferred to Option Holder pursuant to this Section 1.1.B are hereinafter referred to as the "Columbus Station Assets." The Columbus Station Assets

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                                     - 5 -

include the following, except to the extent excluded pursuant to Section 1.2:

             (a) Tangible Personal Property. All equipment, vehicles, furniture, office materials and supplies, spare parts and other tangible personal property of every kind and description owned as of the date of this Agreement by RCB and used in connection with the business and operations of the Columbus Station, including, without limitation, those shown on Schedule 1.1.B(a) to the Group I Option Agreement, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Columbus Option Closing Date, but excluding all such property which is consumed, retired or disposed of by RCB in the ordinary course of its business between the date of this Agreement and the Columbus Option Closing Date or as otherwise permitted by this Agreement.

             (b) Real Property. (i) All real property owned by RCB relating to the Station listed on Schedule 1.1.B(b) to the Group I Option Agreement (the "Columbus Real Property"); (ii) all buildings, structures, improvements, transmitting towers and other fixtures thereon (the "Columbus Real Property Improvements") owned by RCB and used in the business and operations of the Columbus Station; (iii) the leaseholds and other interests in real property held by RCB relating to the Columbus Station (the "Columbus Leasehold Interests") listed and so designated on Schedule 1.1.B(b) to the Group I Option Agreement; and (iv) real property, and all buildings, structures and improvements thereon and leasehold interests relating to the Columbus Station that are acquired by RCB between the date hereof and the Columbus Option Closing Date.

             (c) Other Contracts. All contracts relating to the Columbus Station to which RCB or the Columbus Station is a party, including trade or barter arrangements (in addition to and not included in those set forth in Sections 1.1.B(b) and 1.1.B(k) hereof) (collectively, "Columbus Other Contracts"), including all agreements, equipment leases and other leases relating to the Station listed on Schedule 1.1.B(c) to the Group I Option Agreement and Schedules 1.1(e) and 3.10 to the Asset Purchase Agreement (and on the list of employment agreements delivered to Option Holder pursuant to Section
3.10 of the Asset Purchase Agreement) (as may be entered into, amended, renewed or extended pursuant to Section 5.1 hereof and Section 5.1 of the Asset Purchase Agreement), together with all such contracts that will have been entered into by RCB or the Columbus Station in the ordinary course of business between the date of this Agreement and the Columbus Option Closing Date, and all such other contracts that will have been entered into by RCB or the Columbus

Station between the date of this Agreement and the Columbus Option Closing Date, the making of which by RCB is permitted by this Agreement to the extent existing as of the Columbus Option Closing Date. As used in this Agreement, "Columbus Contract" means any agreement, lease, arrangement, commitment or understanding, written or oral, expressed or implied, to which the Columbus Station, or RCB with respect to the Columbus Station, is a party or is bound.

             (d) Trademarks, Etc. All trademarks, service marks, patents, trade names, jingles, slogans and logotypes owned and used by RCB primarily in connection with the business and operations of the Columbus Station as of the date hereof listed on Schedule 1.1.B(d) to the Group I Option Agreement as well as any others acquired by RCB primarily in connection with operation of the Columbus Station between the date hereof and the Columbus Option Closing Date (collectively, "Columbus Trademarks, Etc.").

             (e) Programming Copyrights. All program and programming materials and elements of whatever form or nature owned by RCB and used in connection with the business and operations of the Columbus Station as of the date hereof, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production, and all related common law and statutory copyrights owned by or licensed to RCB and used in connection with the business and operations of the Columbus Station, together with all such programs, materials, elements and copyrights acquired by RCB between the date hereof and the Columbus Option Closing Date relating to the Station, including, without limitation, those set forth on Schedule 1.1.B(e) to the Group I Option Agreement (collectively, the "Columbus Programming Copyrights").

             (f) Files and Records. All files and other records of RCB relating solely to the business and operations of the Columbus Station and any other Columbus Station Assets prior to the Columbus Option Closing Date, other than account books of original entry and such files and records that are maintained at the corporate offices of RCB's general partner for tax and accounting purposes.

             (g) Prepaid Items. All deposits and prepaid expenses with respect to items that are prorated in Section 2.2 of the Asset Purchase Agreement.

             (h) Financial Statements, Books and Records. Copies of all financial statements (whether internal, compilation, reviewed or audited), including all books, records, accounts, checks, payment records, tax records (including payroll,

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                                     - 7 -


unemployment, real estate and other tax records) and other such similar books and records, of RCB (or, to the extent RCB owns such materials, of any previous owner) with respect to the Columbus Station for each of the years to the extent reasonably available to RCB and all interim periods following the date hereof through and including the Columbus Option Closing Date.

             (i) News Materials. All news files, archives, tapes, and other materials stored or used by RCB relating to the news operation of the Columbus Station, including, but not limited to, any raw film footage and other similar materials, existing as of the date of this Agreement and through the Columbus Option Closing Date, except for any such materials that may be disposed of or consumed in the ordinary course of business.

             (j) Television Affiliation Agreements and NewVenco Other Assets. All television network affiliation agreements relating to the Columbus Station (the "Affiliation Agreements"), as listed on Schedule 1.1(m) to the Asset Purchase Agreement, if any, together with all television Affiliation Agreements that will have been entered into by Seller in the ordinary course of business between the date hereof and the Closing Date, and any RCB's interest set forth in Schedule 1.1.B(j) to the Group I Option Agreement in NewVenco, Inc. relating to the Columbus Station, if any (the "NewVenco Other Assets").

             (k) Program Contracts. All program licenses and contracts listed on Schedule 1.1(d) to the Asset Purchase Agreement relating to the Columbus Station, together with any usage reports, under which either Seller is authorized to broadcast film or radio product or programs on the Columbus Station, other than the Excluded Contracts (as defined in Section 1.2(f), together with all program licenses and contracts that will have been entered into by either Seller in the ordinary course of business, between the date of this Agreement and the Columbus Option Closing Date, and all other program licenses and contracts entered into between the date of this Agreement and the Columbus Option Closing Date the making of which by Sellers is permitted by this Agreement, to the extent existing as of the Columbus Option Closing Date (collectively, the "Program Contracts").

             (l) Agreements for Sale of Time. All orders and agreements now existing or entered into by the Columbus Station or by Seller relating to the Columbus Station, in the ordinary course of business between the date hereof and the Columbus Option Closing Date for the sale of advertising time on the Columbus Station, to the extent unperformed as of the Columbus Option Closing Date.

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                                     - 8 -


             (m) Certain Receivables. All notes and accounts receivable and other receivables of Seller that arise out of and relate to the operation of the Columbus Station after the Option Grant Date, including, without limitation, under network affiliation agreements, if any, and only to the extent such items accrue on and after the Option Grant Date and have not been collected by and expended by Sellers in connection with the operations of the Station.

             (n) Cash. All cash, cash equivalents and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances and rights in and to bank accounts, Treasury bills and marketable securities and other securities of either Seller, that arise out of and relate to the operations of the Columbus Station after the Option Grant Date and only to the extent such items accrue on and after the Option Grant Date and have not been expended by Sellers in connection with the operations of the Station or used by Sellers to make interest or other payments under the RCB Credit Agreement (as hereinafter defined) or in accordance with Section 5.10.

         1.2 Excluded Assets. There shall be excluded from the License Assets relating to the Columbus Station and from the Columbus Station Assets and retained by Sellers, to the extent in existence on the Columbus Option Closing Date, the following assets (the "Excluded Assets"):

             (a) Cash. All cash, cash equivalents and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances and rights in and to bank accounts, Treasury bills and marketable securities and other securities of either Seller, except as provided in Section 1.1.B(n) above.

             (b) Personal Property Disposed Of. All tangible personal property disposed of or consumed in the ordinary course of the business of the Columbus Station between the date of this Agreement and the Closing relating to the Columbus Station.

             (c) Insurance, Bonds, Etc. All contracts of insurance and all insurance plans and the assets thereof and all bonds, letters of credit or similar items and any cash surrender value in regard thereto.

             (d) Claims. Any and all claims of Sellers with respect to transactions occurring prior to the occurrence of the Columbus Option Closing Date, including, without limitation, rights and interests of Sellers in and to any claims for tax refunds (including, but not limited to, federal, state or local franchise, income or other taxes) and all causes of action and

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                                     - 9 -

claims of Sellers under contracts and with respect to other transactions with respect to events occurring prior to the Columbus Option Closing Date and all claims for other refunds of monies paid to any governmental agency and all claims for copyright royalties for broadcast prior to the Columbus Option Closing Date.

             (e)  Pension  Assets,  Etc.  Except  as  otherwise  provided  under
Section 10.1, pension, profit sharing, retirement, bonus, stock purchase, savings plans and trusts, 401(k) plans, health insurance plans (including any insurance contracts or policies related thereto), and the assets thereof and any rights thereto, and all other plans, agreements or understandings to provide employee benefits of any kind for employees of Sellers.

             (f) Certain Contracts. The agreements listed on Schedule 1.2(f) of the Group I Option Agreement (the "Excluded Contracts").

             (g) Certain Books and Records. Sellers' partnership records and other books and records that pertain to internal partnership matters of Sellers and Sellers' account books of original entry with respect to the Station, and all books, records, accounts, checks, payment records, tax records (including payroll, unemployment, real estate and other tax records) and other similar books, records and information of Sellers relating to Sellers' operation of the business of the Columbus Station prior to the Closing relating to the Columbus Station, with the proviso that Option Holder shall be allowed to maintain copies of all such records relating to the Columbus Station, the License Assets or the Columbus Station Assets and/or upon a written request for same shall be allowed further access to all excluded records to the extent retained by Sellers at all reasonable times during the term of this Agreement for a period of the (3) years after the Columbus Option Closing Date relating thereto.

             (h) Certain Prepaid Expenses. The prepaid expenses of Sellers with respect to items that are not subject to adjustment under Section 2.2 of the Asset Purchase Agreement.

             (i) Interests in Certain Subsidiaries. All of Sellers' interests in the subsidiaries described in Schedule 1.2(i) to the Group I Option Agreement.

             (j) River City Name. All rights to and goodwill in the name "River City Broadcasting" and any logo, variation or derivation thereof.

             (k) Columbus Receivables. All notes and accounts receivable and other receivables of Seller that arise out of and relate to the operation of the Columbus Station prior to the Option Grant Date, including, without limitation, under network affiliation agreements, if any (collectively, the "Columbus Receivables").

         1.3 Liabilities. (a) Liens. For the Columbus Station, the License Assets used or held for use by Sellers with respect to the Columbus Station, and the Columbus Station Assets used or held for use by RCB with respect to the Columbus Station, shall be sold and conveyed to Option Holder, as of the
Columbus Option Closing Date, free and clear of all liens, security interests and encumbrances except (i) all matters of record including, without limitation, those matters disclosed on Schedule 1.3 of the Group I Option Agreement hereto as "continuing" and, including, without limitation, the rights of lessors with respect to any leasehold interests in real property or operating leases for personal property; (ii)(1) liens or encumbrances on the Real Property, Real Property Improvements, Leasehold Interests, Columbus Real Property, Columbus Real Property Improvements and Columbus Leasehold Interests currently of record; and (2) other liens or encumbrances on the Real Property, Real Property
Improvements and Leasehold Interests included in the License Assets and the Columbus Real Property, Columbus Real Property Improvements and Columbus Leasehold Interests included in the Columbus Station Assets that with respect to
(ii)(2) hereof do not materially affect the value or the current or continued use and enjoyment (to the extent such continued use and enjoyment conforms with current use and enjoyment) thereof in the operation of the Columbus Station;
(iii) liens for taxes not yet due and payable; and (iv) the Assumed Liabilities (as hereinafter defined) and "Assumed Liabilities" as defined in the Asset Purchase Agreement (all of the foregoing in clauses (i) through (iv) are sometimes collectively referred to herein collectively as "Permitted Encumbrances" but shall be deemed to exclude any judgment liens, mortgages, capital leases or security interests or trust arrangements providing for similar effect (including, without limitation, purchase money mortgages and purchase money security interests granted by Sellers in favor of any third party securing obligations for borrowed money)).

             (b)  Assumption of  Liabilities.  (i) Option Holder agrees that, on the Columbus Option Closing Date, Option Holder shall assume, undertake and agree to pay, satisfy, perform, discharge and be liable for, with respect to the Station, and Sellers shall not thereafter be liable for (1) any liabilities and obligations of Sellers that Option Holder has not previously assumed and as the same shall exist on the Option Grant Date that arise on or after the Option Grant Date, including all such liabilities and obligations arising out of and related to the ownership and operation of the Station that Option Holder has not previously assumed, including the License Assets and the Columbus Station Assets (including under the contracts assigned pursuant to Sections 1.1.A(c), 1.1.A(d), 1.1.B(b), 1.1.B(c), 1.1.B(j) and 1.1.B(k),
including the collective bargaining agreement referenced on Schedule 3.10 of the Asset Purchase Agreement with respect to the Station and any contracts that are entered into after the date hereof with respect to the Station and those liabilities and obligations referred to in Section 10.1 hereof); (2) any liability or obligation arising out of the business or operations of the Station or any of the License Assets, arising on or after the Option Grant Date; (3) any Assumed Liabilities, including under any contracts assumed by Option Holder hereunder, with respect to the Columbus Station Assets; (4) any other liabilities or obligations incurred or assumed by Option Holder with respect to any of the License Assets; (5) any liability or obligation to any Station Employee for the Columbus Station relating to the period on and after the Option Grant Date; and (6) any duty, obligation or liability relating to any pension, 401(k) or other similar plan, agreement or arrangement provided by Option Holder to any Station Employee for the Columbus Station.

             (ii) Additionally, but without relieving Sellers of their obligations under Section 5.10, with respect to the Columbus Station, Option Holder shall assume, undertake and agree to pay, satisfy, perform, discharge and be liable for, and Sellers shall not be liable for (1) any liability or obligation arising out of the business or operations of the Columbus Station or any of the Columbus Station Assets arising on or after the Option Grant Date;
(2) any liability or obligation of Option Holder for any federal, state or local income or other taxes or, to the extent of any prorations pursuant to Section
2.2  of  the  Asset  Purchase  Agreement,  for  real  estate  or  payroll  taxes attributable to any period of time on or after the Option Grant Date and any liability or obligation for real estate and payroll taxes of Sellers to the extent a proration was provided for in Section 2.2 of the Asset Purchase Agreement attributable to the period of time prior to the Option Grant Date; (3) any liability or obligation of Option Holder for any payroll taxes attributable to any period of time on or after the Asset Purchase Agreement Closing Date and any liability or obligation for payroll taxes of Sellers to the extent a proration was provided for in Section 2.2 of the Asset Purchase Agreement attributable to the period of time prior to the Asset Purchase Agreement Closing Date; (4) any liability or obligation to any former employee of Sellers at the Columbus Station who has been hired by Option Holder, attributable to any period of time on or after the Asset Purchase Agreement Closing Date; (5) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of the Columbus Station, any of the Columbus Station Assets with respect to any events or circumstances that happen or exist on or after the Option Grant Date; and (6) any severance or other liability arising out of the termination of any employee's employment with or by Option Holder on or after Asset Purchase Agreement Closing Date; and (7) any duty, obligation or liability relating to any pension, 401(K) or other similar plan, agreement or arrangement provided by Option Holder to any employee or former employee of Seller on or after the Asset Purchase Agreement Closing Date (all of the foregoing in this paragraph, together with other liabilities or obligations in the preceding paragraph and all other liabilities or obligations expressly assumed by Option Holder hereunder, are referred to herein collectively as the "Assumed Liabilities"). All liabilities and obligations arising out of the License Assets that do not constitute Assumed Liabilities shall be retained by Sellers and are referred to herein as "Retained Liabilities".

         To the extent, if any, any Seller makes a payment to Option Holder as a result of any adjustment pursuant to Section 2.2 of the Asset Purchase
Agreement, Option Holder shall on the Option Closing Date assume and be obligated to pay such obligations and liabilities for which such adjustment was made pursuant to Section 2.2 of the Asset Purchase Agreement.

             (c) Consents to Contracts. Option Holder agrees that on the Columbus Option Closing Date, Option Holder will assume contracts included in the Columbus Station Assets and the License Assets relating to the Columbus Station (together with any Consent Contracts, as defined in and pursuant to Section 1.3 of the Asset Purchase Agreement), regardless of whether consent has been obtained in connection therewith. The liabilities and obligations in connection with all such contracts shall also constitute "Assumed Liabilities" for purposes of this Agreement.

         1.4 Option Exercise. In order to exercise the Option, Option Holder must deliver to Sellers written notice (an "Exercise Notice") of Option Holder's intention to so exercise the Option and designating that the Columbus Option is being exercised. The date upon which any Exercise Notice is given with respect to the Option shall be referred to as the "Exercise Date" for the Option. Option Holder may withdraw any Exercise Notice at any time prior to the Columbus Option Closing Date by written notice to that effect to Sellers. Upon withdrawal of any Exercise Notice, Option Holder shall reimburse Sellers for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees, incurred by Sellers in connection with its compliance with
Section 5.8(a) and Section 5.8(b) with respect to such Exercise Notice. Nothing contained in this Section 1.4 is intended to prohibit the Option Holder from subsequently exercising the Option during the Exercise Period defined in Section
1.5 hereof after any such withdrawal nor shall any withdrawal of any Exercise Notice extend the terms of the Option or affect the payments referred to in
Section 1.5 below.

         1.5 Terms of Option. Option Holder shall have the right to exercise the Columbus Option from the date hereof to and including June 30, 1999, (the "Exercise Period"). Upon the failure of Option Holder either to deliver the Exercise Notice for the Columbus Option during the Exercise Period as provided herein, to pay any Option Extension Fee with respect to any Group I Unpaid Option (as provided in Section 2.1.B of the Group I Option Agreement) or to pay the Option Extension Fees on the Columbus Option as provided in Section 2.1.B of this Agreement, subject to the notice and cure periods set forth in
Section 11.1.B, the Columbus Option shall expire. Notwithstanding anything to the contrary herein, the Closing on the Columbus Option may take place after the expiration of the Exercise Period so long as Option Holder has (i) delivered the Exercise Notice for the Columbus Option to Sellers in accordance with Section
1.4 prior to the expiration of the then current Exercise Period, (ii) paid all Option Extension Fees with respect to all Group I Unpaid Options, and (iii) paid all Option Extension Fees on the Columbus Option, but in no event shall the Closing of the Columbus Option take place later than June 30, 1999.


                                    ARTICLE 2

                              PAYMENTS AND CLOSING

         2.1      Grant Price and Option Closing Price.

         2.1.A Payment for Option Grant. In consideration of Sellers' grant of the Option, Option Holder shall pay to Sellers Seventy Thousand Dollars ($70,000) (the "Option Grant Price"). The Option Grant Price shall be allocated between the Sellers as determined by Seller and paid by Option Holder to Sellers by wire transfer of immediately available funds to such bank account(s) as Sellers may designate on or prior to the Option Grant Date.

                                     - 14 -
         2.1.B    Payment of Columbus Option Closing Price and
Option Extension Fees.

             (a) In consideration of Sellers' performance of this Agreement and the transfer, assignment and delivery of the Columbus Station Assets and the License Assets relating to the Columbus Station, Option Holder will pay to Sellers (as set forth in the next paragraph) the "Columbus Option Closing
Price," which shall be an amount equal to One Hundred Thirty Million Dollars ($130,000,000), (x) increased by (i) the Unpaid Amount (as defined below), and
(ii) any payments to the Lender pursuant to Section 2.1.B(a) of the Group I Option Agreement and (y) reduced by payments made by Option Holder under Section 11.1.E(a), and as adjusted pursuant to Section 2.5 below. Option Holder shall pay (or be deemed to have paid as specified below) the Columbus Option Closing Price as follows:

             (i) if the Columbus Option is exercised and the Closing of the Columbus Option occurs as provided herein, Option Holder shall pay the Columbus Option Closing Price on the Columbus Option Closing Date, or

             (ii) if the Columbus Option is terminated and the Columbus Station is disposed of in a disposition resulting in a Deficiency Amount pursuant to
Section 11.1.C(b), Option Holder shall be deemed to have paid the Columbus Option Closing Price on the date the Option Holder pays the Deficiency Amount; or

              (iii) if the Columbus Option is terminated and the Columbus Station is disposed of other than in a disposition resulting in a Deficiency Amount pursuant to Section 11.1.C(b), Option Holder shall be deemed to have paid the Columbus Option Closing Price on the date of such disposition.

The "Columbus Option Payment Date" means the date on which the Option Holder pays, or is deemed to have paid, in full the Columbus Option Closing Price.

         The Columbus Option Closing Price shall be paid for the benefit of Sellers hereunder to the lenders (the "Lenders") under that certain Credit Agreement dated as of May 31, 1996 by and among the Sellers, The Chase Manhattan Bank, N.A., as agent and other lenders thereunder (as the same may be amended, modified or supplemented and including any successor credit agreement or refinancing or refunding of obligations under such credit agreement, collectively, the "RCB Credit Agreement") to the extent, but only to the extent, of the remaining unpaid amount of the principal, accrued and unpaid interest and any other obligation due thereunder and under documents related thereto, including any security documents (the "Unpaid Amount" or "Unpaid Amounts")as of the date of payment of the Columbus Option Closing Price. At least one (1) business day prior to Closing, Sellers will provide to Option Holder a certificate setting forth whether there are any Unpaid Amounts, and, if so, Sellers' calculation of the amount of the Columbus Option Closing Price (which shall be made in good faith and shall be conclusive absent manifest error) that should be paid to Lender in connection therewith. Any amount in excess of the Unpaid Amounts shall be paid directly to Sellers.

             (b) As used herein, at any time, for the purposes of calculating the Option Extension Fees at such time, the "Columbus Unpaid Closing Price" shall mean (x) One Hundred Thirty Million Dollars ($130,000,000), (y) plus any payments to the Lender pursuant to Section 2.1.B(a) of the Group I Option Agreement; provided, however, that if the Columbus Option is terminated and (z) minus payments made by Option Holder under Section 11.1.E(a), "Columbus Unpaid Closing Price" shall mean the amount of the Columbus Unpaid Closing Price immediately prior to such termination, plus on each March 31, June 30, September 30 and December 31 on which Option Holder fails to pay any Option Extension Fee with respect to any Group I Unpaid Option or the Option Extension Fee on the Columbus Option as provided below, the amount of any such unpaid Option Extension Fees; and provided further that if the Columbus Station is disposed of in a disposition resulting in a Deficiency Amount pursuant to Section 11.1.C(b), "Columbus Unpaid Closing Price" shall thereafter mean such Deficiency Amount, minus the Closing Price for all Group I Unpaid Options, and plus, on each March 31, June 30, September 30 and December 31 on which Option Holder fails to pay any Option Extension Fee with respect to any Group I Unpaid Option or the Option Extension Fee on the Columbus Option as provided below, the amount of any such unpaid Option Extension Fees.

                  Until the Columbus Option Payment Date, Option Holder shall be required to pay to Sellers, on December 31, 1996, and on each March 31, June 30, September 30 and December 31 thereafter and on the Columbus Option Payment Date, an extension fee with respect to the Columbus Option (each, an "Option Extension Fee" and collectively, the "Option Extension Fees"). The Option Extension Fees shall accrue on the Columbus Unpaid Closing Price on the basis of a 365-day year based on the actual number of days elapsed in the period during which the Option Extension Fees accrue. The Option Extension Fees shall be paid as follows:

                     (i) December 31, 1996 (or the Columbus Option Payment Date, if earlier), Option Holder shall pay to Sellers an

Option Extension Fee in an amount equal to (A) the product of (Y) eight percent (8%) and (Z) the Columbus Unpaid Closing Price from time to time minus, in the case that the Columbus Option has been assigned pursuant to Section 11.4 hereof, the Option Assignment Price for the Columbus Option, multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the Option Grant Date to December 31, 1996 (or the Columbus Option Payment Date, if earlier) and the denominator of which is 365;

                     (ii) thereafter, on each March 31, June 30, September 30 and December 31, and on the Columbus Option Payment Date, Option Holder shall pay to Sellers an Option Extension Fee calculated as follows:

                                  (A)     for the period beginning on January 1,
1997 and ending on the first anniversary of the Option Grant Date, an amount equal to (A) the product of (Y) eight percent (8%) and (Z) the Columbus Unpaid Closing Price from time to time during such period minus, in the case that the Columbus Option has been assigned pursuant to Section 11.4 hereof, the Option Assignment Price for the Columbus Option, multiplied by (B) a fraction, the numerator of which is equal to the number of days elapsed since the due date of the previous payment of an Option Extension Fee and the denominator of which is 365;

                                   (B)     for the period beginning on the first
day after the first anniversary of the Option Grant Date and ending on the second anniversary of the Option Grant Date, an amount equal to (A) the product of (Y) fifteen percent (15%) and (Z) the Columbus Unpaid Closing Price from time to time during such period minus, in the case that the Columbus Option has been assigned pursuant to Section 11.4 hereof, the Option Assignment Price for the Columbus Option, multiplied by (B) a fraction, the numerator of which is equal to the number of days elapsed since the later of (I) the due date of the previous payment of an Option Extension Fee and (II) the first anniversary of the Option Grant Date, and the denominator of which is 365; and

                                   (C)     for the period beginning on the first
day after the second anniversary of the Option Grant Date and ending on the Columbus Option Payment Date, an amount equal to (A) the product of (Y) twenty-five percent (25%) and (Z) the Columbus Unpaid Closing Price from time to time during such period minus, in the case that the Columbus Option has been assigned pursuant to Section 11.4 hereof, the Option Assignment Price for the Columbus Option, multiplied by (B) a fraction, the numerator of which is equal to the number of days elapsed since the later of (I) the due date of the previous payment of an

Option Extension Fee and (II) the second anniversary of the Option Grant Date, and the denominator of which is 365.

             (c) The Option Holder shall assume the Assumed Liabilities and other obligations and liabilities to be assumed by Option Holder hereunder with respect to the Columbus Station on the Columbus Option Closing Date.

             (d) Notwithstanding any other provision contained herein, except and subject to Section 11.1.B, (i) the Columbus Option shall expire on the first to occur of (a) June 30, 1999 and (b) whether or not the Columbus Option has been exercised, the date on which an Option Extension Fee for any Group I Unpaid Option or the Columbus Option is due if Option Holder shall not have paid such Option Extension Fee by such date; (ii) it is understood and agreed by Option Holder that in no event shall any Option Extension Fee be refundable to Option Holder hereunder; and (iii) if the Columbus Option is terminated, Option Holder shall continue to pay the Option Extension Fees required by Section 2.1.B until Option Holder pays, or is deemed to have paid, the Columbus Option Closing Price on the Columbus Option Payment Date.

             (e) The Columbus Option Closing Price and Extension Fees attributable to the Columbus Option shall be allocated between the Sellers in such manner as determined by the Sellers and shall be paid by Option Holder to Sellers by wire transfer of immediately available federal funds in United States dollars to such bank account(s) as Sellers may designate; provided, however, that payments of One Hundred Dollars ($100.00) or less may be made by check.

         2.2      Option Grant and Closing.

             (a) Option Grant. The grant of the Columbus Option (the "Option Grant") shall become effective on the Option Grant Date upon the execution of this Agreement by all parties and the receipt of the Option Grant Price referred to in Section 2.1(a)(i).

             (b) Closing. The closing of the purchase and sale with respect to the Station upon the exercise of the Columbus Option (the "Closing") shall be held in the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, at 10:00 a.m., local time, on a regular business day specified by Option Holder by written notice to Sellers not less than twenty (20) business days in advance of such specified business day, or at such other place and/or such other day as Sellers and Option Holder may agree in writing, provided that in no event shall the Closing take place after June 30, 1999 (hereinafter referred to with respect to such Option as the "Columbus Option Closing Date").

         2.3      Deliveries at Option Grant.

             (a) Deliveries by Sellers. On the Option Grant Date, Sellers have delivered to Option Holder such customary documentation reasonably satisfactory to Option Holder and its counsel in order to effect the transaction contemplated by this Agreement, including, without limitation, the following:

                  (i) a certified copy of the resolutions or proceedings of Sellers authorizing Sellers' consummation of the transactions contemplated by this Agreement;

                  (ii) a certificate as to the existence and good standing of RCB issued by the Secretary of State of Delaware not more than ten (10) days before this Option Grant Date, certifying as to the incorporation and/or organization of RCB in Delaware and, certificates issued by an appropriate governmental authority of RCB to do business in Ohio, to the extent such certificates are available, dated not more than ten (10) days before the Option Grant Date;

                  (iii) a receipt for the Option Grant Price;

                   (iv) the opinion of  Sellers' counsel in the form attached as
Exhibit 8.3 to the Asset Purchase Agreement, dated as of this Option Grant Date; and

                    (v) such other documents as Option Holder may reasonably request.

             (b) Deliveries by Option Holder. On the Option Grant Date, Option Holder have delivered to Sellers the Option Grant Price and such instruments and other customary documentation reasonably satisfactory to Sellers and their counsel in order to effect the transactions contemplated by this Agreement, including, without limitation, the following:

                    (i) a certified copy of resolutions or proceedings of Option Holder authorizing the consummation of the transactions contemplated by this Agreement;

                    (ii) a certificate issued by the Maryland Department of Assessments and Taxation dated not more than ten (10) days before this Option Grant Date certifying as to the incorporation and good standing and/or qualification of Option

Holder in Maryland and, to the extent available, a certificate of the appropriate governmental authorities as to the qualification of Option Holder, or an appropriate wholly-owned operating subsidiary of Option Holder, to transact business in Ohio from the Secretary of State or analogous entity of Ohio, dated not more than ten (10) days before the Option Grant Date;

                      (iii) opinions of Option Holder's counsel and special counsel in the forms attached as Exhibits 7.3(a) and 7.3(b), respectively, to the Asset Purchase Agreement, and an opinion confirming the representations set forth in Section 4.3 each dated as of this Option Grant Date; and

                       (iv) such further documents as Sellers may reasonably request.

         2.4 Deliveries at Closing. All actions at each Closing shall be deemed to occur simultaneously, and no document or payment shall be deemed to be delivered or made until all documents and payments are delivered or made to the reasonable satisfaction of Option Holder, Sellers and their respective counsel.

             (a)  Deliveries by Sellers.

             (i) At the Closing, Sellers shall deliver to Option Holder such instruments of conveyance and other customary documentation as shall in form and substance be reasonably satisfactory to Option Holder and its counsel, including, without limitation, the following:

                   (a) one or more bills of sale conveying the personal property and all leases, contracts, and other intangible assets included in (i) the License Assets for the Columbus Station and (ii) the Columbus Station Assets;

                   (b)   one   or   more    assignments    conveying   the   FCC
Authorizations included in the License Assets for the Columbus Station;

                   (c) any mortgage discharges or releases of liens that are necessary in order to transfer (i) the License Assets for the Columbus Station as contemplated by Section 1.3 and (ii) the Columbus Station Assets;

                   (d)   a receipt for (i) the  Columbus Option  Closing  Price,
(ii) the Option Closing Price (as defined in the Group I Option Agreement) of all Unpaid Options, and (iii) the Extension Fees applicable to the Columbus Option and such Unpaid Options that have accrued since the due date of the previous payment of Option Extension Fees for such Options;

                   (e) all consents received by Sellers through the Columbus Option Closing Date to the assignment to or assumption by Option Holder of licenses, contracts and leases included in (i) the License Assets for the Columbus Station and (ii) the Columbus Station Assets;

                   (f)   the Terminations as required by Section 8.6 hereof;

                   (g) documents of conveyance evidencing transfer of (i) the Real Property included in the License Assets for the Columbus Station that is the subject of the Closing, and (ii) the Columbus Real Property;

                   (h) to the extent (1) consent is obtained to the transfer thereof and (2) made available by NewVenco, Inc., in the case of the Closing of the Columbus Option only, (a) a stock certificate of NewVenco, Inc. representing all of RCB's interest in NewVenco, Inc. in connection with the Columbus Station (together with a stock power endorsed in blank for such stock of NewVenco, Inc.) or (b) a stock certificate of NewVenco, Inc. representing Option Holder's interest in NewVenco, Inc. in connection with the Columbus Station;

                   (i)   the  list  of  Qualified   Beneficiaries   entitled  to
Continuation Coverage as of the Closing Date, as contemplated under Section 10.1(b).

                   (ii) At the Closing, and upon the written request of Option Holder at least ten (10) business days prior to the Closing, Sellers shall deliver to Option Holder, to the extent requested by Option Holder, the following:

                         (a)  a certified copy of the resolutions or proceedings
of each Seller authorizing the transactions contemplated at the Closing by this Agreement;

                         (b)  a  certificate  of Sellers as  required by Section
8.1(c) hereof;

                         (c)  the  opinion of counsel  required  by Section  8.3
hereof;

                         (d)  a  certificate   as  to  the  existence  and  good
standing of RCB issued by the Secretary of State of the State of Delaware dated not more than ten (10) days before the Columbus

Option Closing Date and a certificate of the appropriate governmental authorities as to RCB's qualification to transact business in Delaware and, certificates issued by the appropriate governmental authority of Ohio to the extent RCB then transacts business in Ohio and to the extent such certificates are available, dated not more than ten (10) days before the Columbus Option Closing Date;

                         (e)  such  other   documents  as  Option  Holder  shall
reasonably request.

             (b)  Deliveries by Option Holder.

             (i) At the Closing, Option Holder shall deliver to Sellers and to Lender to the extent set forth in Section 2.1.B(a) above, the Columbus Option Closing Price and to Sellers such instruments of assumption and other customary documentation as shall in form and substance be reasonably satisfactory to Sellers and their counsel, including, without limitation, the following:

                         (a)  (i)  the  Columbus  Option  Closing  Price,   (ii)
the Group I Option Closing Price (as defined in the Group I Option Agreement) of all Group I Unpaid Options, and (iii) the Extension Fees applicable to the Columbus Option and such Group I Unpaid Options that have accrued since the due date of the previous payment of Option Extension Fees for such Options; provided that such amounts shall be delivered in the manner set forth in Section 2.1.B hereof;

                         (b)  an  assumption  of  liabilities  pursuant to which
Option Holder will assume the Assumed Liabilities relating to the Columbus Station;

                         (c)  the  Terminations as  required by Section 7.6; and

                         (d)  the  New  Employment  Agreements  contemplated  by
Section 7.7.

             (ii) At the Closing, and upon the written request of Sellers at least ten (10) business days prior to the Closing, Option Holder shall deliver to Sellers, to the extent requested by Sellers, the following:

                         (a)  a certified copy of the resolutions or proceedings
of Option Holder authorizing the transactions contemplated by this Agreement;

                         (b)  a  certificate  of  Option  Holder  as required by
Section 7.1(c) hereof;

                         (c)  a  certificate  as  to  the  existence  and   good
standing of Option Holder issued by the Maryland Department of Assessments and Taxation dated not more than ten (10) days before the Columbus Option Closing Date and a certificate of the appropriate governmental authorities as to the qualification of Option Holder or an appropriate wholly-owned operating subsidiary of Option Holder to transact business in Ohio to the extent RCB then transacts business in Ohio and to the extent such certificates are available from the Secretary of State or analogous entity of Ohio dated not more than 10 days before the Columbus Option Closing Date;

                         (d)  the opinion of counsel  required  by  Section  7.3
hereof;

                         (e)  such other documents as Sellers  shall  reasonably
request.

         2.5 Indemnity Adjustment. To the extent that Sellers are liable for any Loss or Expense under Article 9 hereof or under Article 9 of the Asset Purchase Agreement, the Columbus Option Closing Price shall be reduced by the amount that Sellers are liable for in connection with such Loss or Expense, subject to the limitations set forth in Section 9.4 hereof.

         2.6 Effect of Certain Laws or Proceedings. The parties hereto acknowledge and agree that notwithstanding anything in this Agreement or any other documents related hereto to the contrary (including, without limitation, any representations or warranties made by Sellers, covenants of the Sellers made herein, any condition precedent to the obligations of Option Holder set forth in this Agreement, or any provisions relating to indemnification to be made by Sellers hereunder), matters relating to, in connection with or resulting or arising from: (a) the effect, for purposes of any laws, statutes, ordinances, rules, regulations, orders or other actions whenever promulgated or enacted, including communications or communications-related laws, statutes, ordinances, rules, regulations, orders or other actions, whenever promulgated or enacted, and any licenses, permits or authorizations issued by any governmental authority (including, without limitation, the FCC) (collectively, "Laws") or any contract or agreement to be conveyed to or assumed, directly or indirectly, by Option Holder pursuant hereto or under the Asset Purchase Agreement (collectively, the "Conveyed Contracts"), of (1) the transfer of the Station Assets, as defined in and pursuant to the terms of the Asset Purchase

Agreement, to Option Holder and the transfer by Sellers of the License Assets and the Columbus Station Assets hereunder and the License Assets (as defined in the Group I Option Agreement); (2) the grant by Sellers of the Columbus Option and the Options (as defined in the Group I Option Agreement); (3) the execution, delivery and performance of any of the Transaction Documents; or (4) the consummation of the other transactions contemplated hereby, by the Group I Option Agreement or by the Asset Purchase Agreement; (b) any conflict with, violation of, termination of or breach or default under any Laws or Conveyed
Contracts as a result of the consummation of any of the transactions contemplated hereby, by the Group I Option Agreement or by the Asset Purchase Agreement (including, without limitation, the Transaction Documents); or (c) any claims, actions, suits or other proceedings of any nature whatsoever ("Proceedings"), by any person or entity (including, without limitation, any governmental entity) by or before any court, administrative agency or otherwise, alleging a conflict, violation of, breach or default under, termination of or other inconsistency with Laws or Conveyed Contracts as a result of the consummation of any of the transactions contemplated hereby, by the Group I Option Agreement or by the Asset Purchase Agreement (including, without limitation, the Transaction Documents), shall not:

                  (i) cause or constitute, directly or indirectly, a breach by either Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other document related hereto (and such representations, warranties, covenants and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Laws, Conveyed Contracts and Proceedings and to permit any action by Seller to comply with or attempt in good faith to comply with such Laws, Conveyed Contracts and Proceedings);

                  (ii) otherwise cause or constitute, directly or indirectly, a default or breach by Sellers under this Agreement or any other documents related hereto;

                  (iii) result in the failure of any condition precedent to the obligations of Option Holder under this Agreement or any other document related hereto to be satisfied;

                  (iv) otherwise excuse Option Holder's performance of its obligations under this Agreement or any other document related hereto; or

                  (v) give rise to any claim for indemnification or other compensation by Option Holder or any adjustment of the Columbus Option Closing Price;

provided that the foregoing clauses (i) through (v) shall not apply to (1) any claim brought by a partner of Sellers alleging a violation of any Seller's partnership agreement or any claim brought by any partner, officer, director, agent or Affiliate of Sellers; (2) any breach by Sellers of their covenants set forth in this Agreement; or (3) any action instituted by the Federal Trade Commission or the Department of Justice relating to the HSR Act, in each case which shall be governed by other applicable provisions of this Agreement.

         2.7 Representations and Warranties of, and Operations by, Sellers. The parties hereto acknowledge and agree that notwithstanding anything in this Agreement or any other documents related hereto to the contrary, and without expanding any obligations of Sellers hereunder, Sellers shall have no liability hereunder (for indemnification or otherwise) (i)for the breach of any representation or warranty hereunder relating to events occurring after the date hereof unless such breach was caused by a negligent, grossly negligent or intentional wrongful action taken by Sellers or (ii) in connection with the operations of the Station after the Option Grant Date unless Sellers' conduct was grossly negligent or intentionally wrongful actions were taken by Sellers in connection therewith.

         2.8 Effect of RCB Credit Agreement. Notwithstanding anything to the contrary in this Agreement, including, without limitation, Article 5 hereof, to the extent that (i) Sellers take any action that Sellers are required to take or that Sellers deem necessary to take, or fail to take any action that Sellers are prohibited from taking, under the terms of the RCB Credit Agreement or any document related thereto (including the security documents related thereto) but which in any event would cause Sellers to be in breach of, or in default under, this Agreement or (ii) Lender takes any action under that RCB Credit Agreement or any document related thereto (including the security documents related thereto), the result of which would cause Sellers to be in breach of, or in default under, this Agreement, such action or inaction shall be deemed to be permitted hereunder; Sellers and Lender shall be permitted to take such action or Sellers shall be permitted to not take such action, and Sellers shall have no liability whatsoever to Option Holder in connection therewith.

         Option Holder and RCB agree that notwithstanding anything to the contrary in the Cure Rights Agreement dated as of May 31, 1996 by and among Option Holder, certain subsidiaries of Option

Holder, The Chase Manhattan Bank, N.A. and Sellers or in the RCB Credit Agreement (and documents related thereto), none of the rights and obligations of Option Holder hereunder shall be affected thereby.

         Notwithstanding anything to the contrary in this Agreement, to the extent that there is a disposition of any of the partnership interests in Licensee in connection with any exercise by Lender of its remedies under the RCB Credit Agreement, all rights of Licensee under this Agreement shall be deemed to be rights of RCB hereunder.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Subject to the exceptions set forth in Section 8.1(a) hereof, Sellers represent and warrant to Option Holder as follows:

         3.1 Organization. RCB is a limited partnership duly formed, validly existing and in good standing under the law of the State of Delaware. Licensee is a general partnership duly formed and validly existing under the laws of the State of Missouri. Each Seller has the requisite partnership power and authority to carry on the business of the Columbus Station now being conducted by it, to own and operate the License Assets owned and operated by it, and to enter into and consummate the transactions contemplated by this Agreement. RCB is qualified to conduct the business of the Columbus Station now being conducted by it in Ohio.

         3.2 Approval/Authority. All requisite partnership actions and proceedings necessary to be taken by or on the part of each Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and necessary to make the same effective have been, or with respect to each Closing will be, duly and validly taken. This Agreement has been duly and validly authorized, executed and delivered by each Seller and constitutes its valid and binding agreement, enforceable in accordance with and subject to its terms, except as enforceability may be limited by laws affecting the enforcement of creditors' rights or contractual obligations generally and by the application of general principles of equity.

         3.3 No Conflicts. Except as set forth on Schedule 3.3 to the Group I Option Agreement, on this Option Grant Date (after giving effect to all approvals and consents which have been obtained), neither the execution and delivery by Sellers of this Agreement, nor the consummation by either Seller of the transactions contemplated hereby would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions or provisions of any law or regulation to which either Seller is subject, or of RCB's agreement of limited partnership or Licensee's agreement of general partnership, as the case may be, or any contract, agreement or instrument that is required by the terms hereof to be listed on the Schedules to the Group I Option Agreement to which either Seller is a party or by which either Seller is bound.

         3.4 Brokers. Except for the fees payable to Communications Equity Associates referenced in Section 3.14 of the Asset Purchase Agreement, there is no broker or finder or other person or entity who would have any valid claim against Sellers for a commission or broker's fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by any Seller or any Affiliate of Seller.

         3.5 FCC Authorizations. Licensee is the holder of the FCC Authorizations relating to the Columbus Station listed in Schedule 1.1.A(a) to the Group I Option Agreement. Such FCC Authorizations constitute all of the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act") or the current rules and regulations and published policies of the FCC for and/or used in the operation of the Columbus Station as now operated by Sellers. The material FCC Authorizations are in full force and effect and will not be subject to or scheduled for renewal until the dates set forth in Schedule 1.1.A(a) to the Group I Option Agreement. Except as set forth on Schedule 3.5 to the Group I Option Agreement, there is not pending, or to the actual knowledge of Sellers, threatened, any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the FCC Authorizations, and except as set forth on Schedule 3.5 to the Group I Option Agreement, there is not now pending, or to the actual knowledge of Sellers, threatened, issued or outstanding by or before the FCC, any investigation, order to show cause, notice of violation, notice of apparent liability or notice of forfeiture or complaint against Sellers with respect to the Columbus Station, except to the extent that the result of such action, investigation, order, notice or complaint would not be attributable to (i) factors affecting the television or radio industries generally, (ii) general national, regional or local economic or financial conditions, (iii) governmental or legislative laws, rules or regulations, (iv) any affiliation agreement or the lack thereof or the non-transfer to Option Holder thereof or (v) actions taken by Option Holder or any Affiliate of Option Holder). To Sellers' actual knowledge, the Columbus Station is operating in compliance in all material respects with the FCC Authorizations, the Communications Act and the current rules and regulations of the FCC. For purposes of this Agreement, "Affiliate" means with respect to a party, any Person, directly or indirectly, controlling or controlled by such party, or any Person under direct or indirect common control with such party (as such terms are interpreted from time to time pursuant to the Securities Act of 1933, as amended); "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and "actual knowledge" with respect to Sellers means the conscious awareness of facts of Sellers' Columbus Station general manager and the officers of the general partner of Sellers after reasonable inquiry by the Columbus Station general managers and such officers with respect to the matters related to herein as to which the Sellers are stating their knowledge.

         3.6 Condition of Assets. The material tangible assets included in the License Assets are, in all material respects, in good and technically sound operating condition to permit the owner thereof to operate the Columbus Station (in the manner in which the Columbus Station is operated by the Sellers) in compliance with the terms of the FCC Authorizations, the Communications Act and current FCC rules and regulations.

         3.7      Title.

                  (a) Schedule 1.1.A(c) to the Group I Option Agreement contains a description of the material real property leases (the "Leases") to which either Seller is a party as a tenant (or subtenant) or landlord with respect to the License Assets as of the date of this Agreement. To the actual knowledge of Sellers, Sellers or either of them, as the case may be, are not in material default under any of the Leases.

                   (b) Except for this Option, the Permitted Encumbrances, as set forth on Schedule 1.3 to the Group I Option Agreement and as otherwise provided herein, Sellers have on this Option Grant Date good, insurable and marketable (only, with respect to insurability and marketability, as to tangible property constituting Real Property) and indefeasible title to the tangible assets included in the License Assets owned by them and good and marketable title to the Real Property, and all such assets and Real Property are free and clear of all liens and encumbrances except for Permitted Encumbrances.

                    (c) On the Option Grant Date, except for Permitted Encumbrances, Sellers shall cause the FCC Authorizations to be free and clear of all liens, security interests and encumbrances of any kind whatsoever and shall cause the FCC Authorizations to remain free and clear of all such liens, security interests and encumbrances from the Option Grant Date through the Columbus Option Closing Date.

        3.8 Call Letters, Trademarks, Etc. Except as set forth on Schedule 1.1.A(e) to the Group I Option Agreement, Sellers possess, and on the Columbus Option Closing Date shall possess, adequate rights, licenses or other authority to use all call letters, trademarks and trade names necessary to conduct the business of the Columbus Station as presently conducted by Sellers except where the failure to so possess would not cause a material adverse change in financial condition or business of the Station, (provided that the foregoing shall not include any material adverse change attributable to (i) factors affecting the television or radio industries generally, (ii) general national, regional or local economic or financial conditions, (iii) governmental or legislative laws, rules or regulations, (iv) any affiliation agreement or the lack thereof or the non-transfer to Option Holder thereof or (v) actions taken by Option Holder or any Affiliate of Option Holder) (a "Station Material Adverse Change"). Except as set forth on Schedule 1.1.A(e), Sellers have not received any notice with respect to any alleged infringement or unlawful or improper use of any copyright, trademark, trade name or other intangible property right owned or alleged to be owned by others and used in connection with the Station. Sellers represent and warrant that, except as set forth on Schedule 1.1.A(e) to the Group I Option Agreement, none of the trademarks listed thereon have been registered.

         3.9 Insurance. The Station and the License Assets are, as of the Option Grant Date, insured by Sellers against loss or damage by fire and other hazards and risks of the character usually insured against by persons operating similar properties and business under policies issued by insurers of recognized responsibility.

         3.10 Contracts. Schedules 1.1.A(c), 1.1.A(d) and 3.11 to the Group I Option Agreement contain a list of the following contracts as to which the Station or either Seller with respect to the Station is a party, and which have been excluded from transfer under, or excluded from the representations and warranties set forth in, the Asset Purchase Agreement, as of the Option Grant Date, other than the Excluded Contracts:

                  (a) contracts evidencing time sales to advertisers or advertising agencies that are "trade" or "barter" transactions that require the furnishing of advertising time on the Station at any time after the Option Grant Date and that individually involve annual payments of more than $250,000;

                   (b) sales agency or advertising representation contracts ending more than one year after the date of this Agreement;

                   (c) employment contracts that individually involve annual base salaries of more than $100,000;

                   (d) material licenses or agreements under which either Seller is authorized to broadcast on the Station filmed or taped programming supplied by others;

                   (e) leases of personal property which have a term, including renewal options exercisable by any other party thereto, ending more than one year after the date of this Agreement and which involve annual payments of more than $50,000 or $250,000 in the aggregate;

                   (f) material contracts not made in the ordinary and usual course of business; and

                   (g) any other contracts which are material to the business and operation of the Station and involve annual payments of more than $100,000 individually.

         Notwithstanding anything to the contrary in the foregoing, it is understood and agreed that Sellers are not required to list contracts entered into in the ordinary course of business for the sale or sponsorship of advertising time on the Station for cash at the Station's prevailing rate with not more than one year remaining in any of their terms.

         3.11 Employees. Sellers have heretofore delivered to Option Holder a list of all employees of the Sellers as of the Option Grant Date and their respective salaries and dates of hire. Except as described on such list or on
Schedule 3.11 to the Group I Option Agreement or on Schedule 3.10 to the Asset Purchase Agreement, after giving effect to the consummation of the Asset Purchase Agreement Closing Sellers have no written contracts of employment with any employee. Except as described on Schedule

3.11 to the Group I Option Agreement or on Schedule 3.10 to the Asset Purchase Agreement after giving effect to the consummation of the Asset Purchase Agreement Closing, neither Seller is a party to or subject to any collective bargaining agreements with respect to the Station nor, except as described in
Schedule 3.11 to the Group I Option Agreement or Schedule 3.10 to the Asset Purchase Agreement after giving effect to the consummation of the Asset Purchase Agreement Closing, does either Seller have any other contracts with any labor union or other labor organization with respect to the Station. Except as described on Schedule 3.11 to the Group I Option Agreement or Schedule 3.10 to the Asset Purchase Agreement after giving effect to the consummation of the Asset Purchase Agreement Closing, Sellers are not a party to any pending or, to their actual knowledge, threatened labor dispute affecting the Station that would cause a Station Material Adverse Change.

         3.12 Litigation. Except as set forth on Schedule 3.12 to the Group I Option Agreement hereto: (i) Sellers, with respect to the Station, have not been operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality which has caused or could reasonably be expected to cause a Station Material Adverse Change; (ii) neither Seller is a party to any pending or, to Sellers' actual knowledge, threatened litigation affecting any of the License Assets that would cause a Station Material Adverse Change. There are no attachments, executions or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Sellers, and to Sellers' actual knowledge, no such actions have been threatened against Sellers or the Station or any subsidiary of Seller. On the date hereof, except for ongoing or planned FCC rulemakings affecting the television or radio industry generally, there is no litigation or proceeding pending or, to Sellers' actual knowledge, threatened against or affecting Sellers that would affect Sellers' ability to carry out the transactions contemplated by this Agreement or restrain, enjoin, prohibit or render illegal the consummation of the transactions contemplated by this Agreement.

         3.13 Compliance with Laws. Except as set forth on Schedule 3.5 to the Group I Option Agreement, Sellers, with respect to the Station, are to their actual knowledge, in compliance, except where the failure to so comply would not cause a Station Material Adverse Change, with all applicable laws, regulations and orders, and the present uses by Sellers of the License Assets do not, to Sellers' actual knowledge, violate any such laws, regulations or orders, except to the extent that any such violation would not result in a Station Material Adverse Change.

         3.14 Complete Disclosure. The representations and warranties in this Article 3 do not include any untrue statements of material fact or, when combined with the representations and warranties made under the Asset Purchase Agreement, do not omit to state a material fact required to be stated therein necessary to make the statements not misleading in light of the circumstances under which they were made.


                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF OPTION HOLDER

         Option Holder represents and warrants to Sellers as follows:

         4.1 Incorporation. Option Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and Option Holder or an appropriate wholly-owned subsidiary of Option Holder shall be qualified to transact business in the State of Ohio and any other state in which the Station is doing business as of the Columbus Option Closing Date of the acquisition of License Assets in such jurisdiction, and each of Option Holder has the corporate power and authority to enter into and consummate the transactions contemplated by this Agreement.

         4.2 Corporate Action. All corporate actions and proceedings necessary to be taken by or on the part of Option Holder in connection with the execution and delivery of this Agreement and the respective consummation of the transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed and delivered by Option Holder, and constitutes its valid and binding agreement, enforceable in accordance with and subject to its terms except as enforceability may be limited by laws affecting the enforcement of creditors' rights or contractual obligations generally and by the application of general principles of equity.

         4.3      No  Conflicts.  Neither the  execution  and delivery by Option
Holder of this Agreement, nor the consummation by Option Holder of the transactions contemplated hereby (including, without limitation, the performance of the obligations under Section 11.1.C(b)(iv), would constitute or, with the giving of notice or the passage of time or both, would constitute a material violation of or would conflict with or result in any material breach of or any material default under any of the terms, conditions or provisions of any law or regulation to which Option Holder is subject, or the articles of incorporation or bylaws of Option Holder, or any contract, agreement or instrument (including, without limitation, Option Holder's Debt Documents) to which Option Holder is a party or by which it is or will be bound.

         4.4 Brokers. Except for the fees payable to Smith Barney Inc. as referenced in Section 4.4 of the Asset Purchase Agreement, there is no broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Option Holder.

         4.5 Litigation. There is no litigation, proceeding or investigation of any nature pending or, to the best of Option Holder's actual knowledge, threatened against or affecting Option Holder that would affect Option Holder's ability fully to carry out the transactions contemplated by this Agreement or which has or could reasonably expected to restrain, enjoin, prohibit or render illegal the consummation of the transactions contemplated by this Agreement. There are no attachments, executions or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Option Holder, and no such actions have been threatened against Option Holder. For purposes of this Agreement "actual knowledge" with respect to Option Holder means the conscious awareness of facts of the officers of Option Holder after reasonable inquiry by such officers with respect to the matters referred to herein as to which Option Holder is stating its knowledge.

         4.6 Capitalization. As of May 22, 1996, Option Holder contributed all of the capital stock of each subsidiary of Option Holder that carries on any business related to the broadcast industry (collectively, the "Broadcasting Subsidiaries"), to SCI (as defined below).


                                    ARTICLE 5

                    COVENANTS OF SELLERS PENDING THE CLOSING

         Sellers covenant and agree, from the date hereof to and including the Columbus Option Closing Date (or the earlier termination of the Columbus Option), (i) that they will act as follows with respect to the Station, and (ii) that they will act as set forth in Article 5 of the Asset Purchase Agreement (including, without limitation, Section 5.9), and to the extent any conflict exists in the terms of
Article 5 hereof and Article 5 of the Asset Purchase Agreement, the terms hereof shall govern with respect to the License Assets, and the terms of Article 5 of the Asset Purchase Agreement shall govern with respect to the Columbus Station and the Columbus Station Assets:

         5.1 Maintenance of Business until Closing. Sellers shall operate the Station in all material respects in accordance with the terms of the FCC Authorizations and in compliance in all material respects with all applicable laws and FCC rules, regulations and published policies. Sellers will promptly execute and file any necessary applications for the renewal of the FCC Authorizations.

         Sellers will maintain in full force and effect through the Columbus Option Closing Date property damage, liability and other insurance with respect to the License Assets used or held for use by Sellers with respect to the Station consistent with Sellers' present practices as set forth in Section 3.9.

         Nothing contained in this Agreement shall give Option Holder any right to control the programming, operations or any other matter relating to the Station prior to the Columbus Option Closing Date, and Sellers shall have complete control of the programming, operations and all other matters relating to the Station up to the Columbus Option Closing Date.

         Prior to the  Columbus  Option  Closing  Date,  except  as set forth on
Schedule 5.1 to this Agreement and the last paragraph of this Section 5.1, Sellers will not, without the prior written consent of Option Holder (to the extent the following restrictions are permitted by the FCC and all applicable law) take any of the following actions relating to the Station:

             (a) enter into (i) any written contract of employment or any collective bargaining agreement that will be binding on Option Holder or (ii) permit any increases in the compensation of any of the Station's employees, except in the case of (i) and (ii) or past practices or as required by law or existing contract, in which case such contracts and agreements shall be assumed by Option Holder and treated as Assumed Liabilities hereunder; provided, however, that Sellers may pay bonuses to any of their employees so long as such bonuses do not create a binding obligation upon Option Holder after the Columbus Option Closing Date;

             (b) apply to the FCC for any construction permit that would materially restrict the Station's present operations or make any material change in the Station's buildings or leasehold improvements;

             (c) (i) create or permit any lien or encumbrance, other than the Permitted Encumbrances, on the License Assets or the Columbus Station Assets; or
(ii) make capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Station outside the ordinary course of business; provided, however, that Seller shall consult with Option Holder to the extent Seller seeks to make significant capital expenditures prior to making such capital expenditures;

             (d) violate, breach or default under, in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material contract or license of the Station, other than as a result of this Agreement, the Option Agreement, and the transactions contemplated hereby and thereby;

             (e) incur, purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, or waive any right of Sellers under, any liability of or owing to Sellers in connection with the Station, other than (i) in the ordinary course of business consistent with past practice, (ii) as contemplated pursuant to this Agreement, (iii) the pay-off of any debt of Seller on or prior to the Closing or
(iv) in an aggregate amount (when combined with amounts under Section 5.1(e)(iv) of the Group I Option Agreement) not to exceed $1,000,000; provided, however, that notwithstanding the foregoing, except as otherwise contemplated under the last paragraph of this Section 5.1, Sellers will not incur or suffer to exist any additional indebtedness (whether in connection with the Station or otherwise, but excluding trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered).

             (f) engage with any Person in any business combination, except as otherwise contemplated hereunder;

             (g) engage in any transaction with respect to the Station with any officer, director, or Affiliate of Sellers (or any Affiliate thereof), either outside the ordinary course of business consistent with past practice or ther than on an arm's- length basis;

             (h) enter into any contract, agreement or commitment to do or engage in any of the foregoing;

             (i) except as otherwise expressly provided for herein, sell, lease, transfer or agree to sell, lease or transfer the Option or any License Assets; or

             (j) enter into and record any easements or restrictive covenants that would materially adversely affect the value or the current or continued use and enjoyment (to the extent such continued use and enjoyment conforms with current use and enjoyment) of the property to which they relate without the consent of Option Holder, which consent will not be unreasonably withheld;

         Notwithstanding anything in this Agreement to the contrary, Sellers shall be entitled to renew or extend the term of any contract relating to the Station listed on Schedules 1.1.A(c), 1.1.A(d), 1.1.A(i)(1) or 3.11 to the Group I Option Agreement which, by its terms, expires or will expire prior to June 30, 1999 and, in connection therewith, agree not to increase the amounts payable thereunder during any such renewal term except in accordance with the Station's usual practices.

         Notwithstanding anything in this Agreement to the contrary, if Option Holder has defaulted or breached in any material respect its economic obligations or liabilities hereunder, during the applicable cure period under
Section 11.1.B, Sellers shall be permitted to borrow an aggregate amount, when combined with amounts borrowed under the third from the last paragraph of
Section 5.1 of the Group I Option Agreement, does not exceed Three Million Dollars ($3,000,000) the proceeds of which shall be used to continue to operate the Station.

         5.2 Goodwill/Compliance with Agreements. Sellers shall diligently make all commercially reasonable efforts to preserve the License Assets and the business organization of the Station and preserve the goodwill of the Station's suppliers, customers and others having business relations with the Station.

         5.3 Reports; Access to Facilities, Files and Records. From time to time during the Exercise Period at the request of Option Holder, Sellers shall give or cause to be given to the officers, employees, agents and representatives of Option Holder (a) access (in the presence of any representative designated by Sellers), upon reasonable prior notice, during normal business hours, to the License Assets and to all books and records relating thereto, and (b) all such other information in Sellers' possession concerning the affairs of the Station as Option Holder may reasonably request, provided that the foregoing does not unreasonably disrupt or interfere with the business and operations of Sellers or the Station.

         5.4 Notice of Proceedings. Sellers will promptly notify Option Holder in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into or to institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         5.5 Confidential Information. Sellers shall not use or disclose to any third parties (except as may be necessary for the consummation of the transactions contemplated hereby, or as required by law, including, without limitation, in connection with legal proceedings relating to this Agreement and the transactions contemplated hereby, or otherwise pursuant to subpoena or the request of a governmental authority, and then only with prior notice to Option Holder, including delivery of a copy of the subpoena or request, if applicable) this Agreement or any information received from Option Holder or its agents in the course of investigating, negotiating and performing the transactions contemplated by this Agreement; provided, however, that Sellers may disclose such information to Sellers' respective officers, partners, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by the Agreement and who are informed by Sellers of the confidential nature of such information. Nothing shall be deemed confidential information that: (a) is known to either Seller at the time of the disclosure of such information to such Seller; (b) becomes publicly known or available other than as a result of disclosure by or through either Seller; (c) is rightfully received by Sellers from a third party; or (d) is independently developed by either Seller. In the event this Agreement is terminated and the transactions contemplated hereby abandoned, Sellers will return to the Option Holder all copies of documents, work papers and other written confidential material obtained by Sellers in connection with the transactions contemplated hereby.

         5.6 Consummation of Option Closing. Subject to the express terms and conditions of this Agreement, and without expanding such terms and conditions, Sellers shall diligently make and cooperate with Option Holder in making all commercially reasonable efforts in connection with any steps to be taken as part of its respective obligations under this Agreement, and each of Sellers shall diligently make and cooperate with Option Holder in making all commercially reasonable efforts to fulfill and perform all conditions and obligations on their part to be fulfilled and performed under this Agreement and to cause all terms and conditions set forth herein to be fulfilled and to cause the transactions contemplated by this Agreement in connection with the Option Exercise and Closing to be fully carried out.

         5.7 Notice of Certain Developments. Sellers shall give prompt written notice to Option Holder if prior to the Columbus Option Closing Date:
(a) License Assets shall have suffered damage on account of fire, explosion or other cause of any nature that is sufficient to prevent operation of the Station in any material respect for more than twenty-four (24) consecutive hours, or (b) the regular broadcast transmission of the Station in the normal and usual manner in which it heretofore has been operating is interrupted in any material manner for a period of more than twenty-four (24) consecutive hours.

         5.8 Covenants of Sellers After Option Exercise. Sellers covenant and agree that, after their receipt of any Exercise Notice for the exercise of the Option, until either the Closing occurs or such Exercise Notice is withdrawn pursuant to Section 1.4:

                  (a) Application for Commission Consent and Defense of Claims. Within ten (10) days after receipt by Sellers of such Exercise Notice, Sellers will complete Sellers' portion of applications to the FCC requesting its written consent to the assignment of the FCC Authorizations for the Station (and any extension or renewals thereof and any necessary waiver required under the terms of 47 C.F.R. ss. 73.3555(b) with respect thereto) to Option Holder, and upon receipt of Option Holder's portions of such applications, will promptly file such applications with the FCC jointly with Option Holder. Sellers will diligently take and cooperate in the taking of all commercially reasonable steps that are necessary, proper or desirable to expedite the preparation of such applications and their prosecution to a grant. Sellers will promptly provide Option Holder with a copy of any pleading, order or other document served on them relating to such applications. Sellers shall take, and cooperate with Option Holder in taking, all commercially reasonable steps to oppose any petition for reconsideration, application for review, or request for judicial review of, or any other protest filed with respect to, the issuance of the FCC consents contemplated by this Section 5.8(a).

                  (b) Consents. Sellers will diligently make and cooperate with Option Holder in making all commercially reasonable efforts (without being required to make any payment) to obtain or cause to be obtained prior to the Columbus Option Closing Date consents to the assignment to or assumption by Option Holder of all material licenses, leases and other contracts included in the License Assets used or held for use by Sellers with respect to the Station that require the consent of any third party by reason of the transactions provided for in this Agreement.

                  (c) Consummation of Agreement. Subject to the terms and conditions of this Agreement, and without expanding such terms and conditions, Sellers shall diligently make and cooperate with Option Holder in making all commercially reasonable efforts to fulfill and perform all conditions and obligations on their part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

         5.9 Hart-Scott-Rodino. To the extent required by law, Sellers, as promptly as practicable, shall prepare and jointly file with Option Holder all documents with the Federal Trade Commission and the United States Department of Justice, as are required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. In such event, the parties shall cooperate fully and shall use their commercially reasonable efforts to expedite compliance with the HSR Act. Any filing fees (including by Sellers and Option Holder, with respect to the transaction, including the transfer of the License Assets and the Columbus Station Assets under the HSR Act shall be borne one-half (1/2) by Sellers and one-half (1/2) by Option Holder.

         5.10 Use of Excess Cash Flow. With respect to each fiscal year of Sellers, Sellers shall use the Excess Cash Flow (as defined in Schedule 5.10) for such fiscal year as follows:

                 (a) Sellers shall have the right to distribute to its partners an amount equal to the product of (i) the Tax Percentage (as herein defined), and (ii) such Excess Cash Flow; and

                 (b)  Thereafter,  Sellers  shall  use  the  Excess  Cash   Flow
remaining after Section 5.10(a) as follows:

                        (i) Sellers shall retain 10% of such remaining Excess Cash Flow for use in the operation of the Columbus Station; and

                        (ii) Sellers shall use the Excess Cash Flow remaining after Sections 5.10(a) and 5.10(b)(i) to prepay principal under the RCB Credit Agreement at the times specified under the RCB Credit Agreement.

As used herein, "Tax Percentage" means a fraction, expressed as a percentage, the numerator of which is the Grossed-Up Rate Differential (as defined herein) and the denominator of which is one (1) plus the Grossed-Up Rate Differential. The "Grossed-Up Rate Differential" means (i) the excess of (A) the Highest Ordinary Tax Rate, over (B) .40, divided by (ii) one (1) minus (B) the Highest Ordinary Tax Rate. The "Highest Ordinary Tax Rate" means the greater of (a) the combined marginal federal, state, and local income tax rate applicable to the ordinary income of an individual residing in New York City as of the end of the fiscal year to which a distribution pursuant to Section 5.10 relates, or (b) the combined marginal federal, state, and local income tax rate applicable to the ordinary income of a corporation located in New York City as of the end of the fiscal year to which a distribution pursuant to Section 5.10 relates.

         5.11 New License Subsidiary. As soon as practicable after the date hereof, Sellers will use commercially reasonable efforts to form a license partnership subsidiary similar to Licensee ("Licensee II") and to file appropriate applications with the FCC to cause the transfer of the FCC Authorizations held by Licensee to Licensee II. Upon completion of the transfer of the FCC Authorizations, Licensee II will become a party to this Agreement and replace Licensee hereunder.


                                    ARTICLE 6

                 COVENANTS OF OPTION HOLDER PENDING THE CLOSING

         Option Holder covenants and agrees that from and after the date hereof through and including the Columbus Option Closing Date that it will act as follows with respect to the Station, and that it will act as set forth in
Article  6 of the  Asset  Purchase  Agreement  (including,  without  limitation,
Section 6.4), and to the extent any conflict exists in the terms of Article 6 hereof and Article 6 of the Asset Purchase Agreement with respect to the

Columbus Station, the terms hereof shall govern with respect to the License Assets and the terms of Article 6 of the Asset Purchase Agreement shall govern with respect to the Columbus Station and the Columbus Station Assets:

         6.1 Confidential Information. Option Holder shall not use or disclose to third parties (except as may be necessary for the consummation of the transactions contemplated hereby, or as required by law, including, without limitation, in connection with legal proceedings relating to this Agreement and the transactions contemplated hereby, or otherwise pursuant to subpoena or the request of a governmental authority, and then only with prior notice to Sellers, including delivery of a copy of the subpoena or request, if applicable) this Agreement or any information (including, without limitation, financial information and information regarding program contracts and revenue) received from Sellers or their agents in the course of investigating, negotiating and performing the transactions contemplated by this Agreement; provided, however, that the Option Holder may disclose such information to Option Holder's officers, directors, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by this Agreement and who are informed by Option Holder of the confidential nature of such information. Nothing shall be deemed to be confidential information that: (a) is known to Option Holder at the time of its disclosure to it; (b) becomes publicly known or available other than as a result of disclosure by or through Option Holder; (c) is rightfully received by Option Holder from a third party; or (d) is independently developed by Option Holder. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, Option Holder will return to the appropriate
Seller all copies of documents, work papers and other written confidential material obtained by Option Holder in connection with the transactions contemplated hereby.

         6.2      Consummation  of  Agreement.  Subject  to  the  provisions  of
Section 11.1 of this Agreement, and subject to the express terms and conditions of this Agreement, and without expanding such terms and conditions, Option Holder shall diligently make and cooperate with Sellers in making all commercially reasonable efforts in connection with any steps to be taken as part of their obligations under this Agreement, and Option Holder shall diligently make and cooperate with Sellers in making all commercially reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out. Option Holder will not take any actions in contravention of this

Agreement, including, without limitation, Buyer will not enter into any agreement, or take any action, that would prohibit or restrict Option Holder's performance of the obligations under Section 11.1.C(b)(iv). Option Holder agrees to diligently cooperate with Sellers in connection with obtaining consents to the assignment to, or assumption by, Option Holder of licenses, leases and other contracts included in the License Assets, and to execute such assumption instruments as may be required in connection with obtaining such consents on monetary terms no less favorable to Option Holder than those Sellers under such licenses, leases and other contracts on the date of such assumption.

         6.3 Notice of Proceedings. Option Holder will promptly notify Sellers in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         6.4 Covenants of Option Holder After Option Exercise. Option Holder covenants and agrees that after Option Holder gives any Exercise Notice for the exercise of the Option, and until either the Closing occurs or such Exercise Notice is withdrawn or deemed to be withdrawn pursuant to Section 1.4:

                   (a)     Application  For  Commission  Consent.    Within  ten
(10) days after delivery to Sellers of such Exercise Notice, the Option Holder will complete Option Holder's portion of applications to the FCC requesting its written consent to the assignment of the FCC Authorizations for the Station (and any extension or renewals thereof and any necessary waiver required under the terms of 47 C.F.R. ss. 73.3555(b) with respect thereto) to Option Holder, and upon receipt of Sellers' portion of such applications pursuant to Section 5.8(a), hereof will promptly file such applications with the FCC jointly with Sellers. Option Holder will diligently take and cooperate in the taking of all commercially reasonable steps that are necessary, proper or desirable to expedite the preparation of all such applications and their prosecution to a grant. Option Holder will promptly provide Sellers with the copy of any pleading, order or other documents served on Option Holder relating to such applications. Option Holder shall take, and cooperate with Sellers in taking, all commercially reasonable steps to oppose any petition for reconsideration, application for review, or request for judicial review of, or any other protest filed with respect to, the FCC consents contemplated by this
Section 6.4(a).

                   (b) Consents for Closing. Option Holder will diligently make and cooperate in making all reasonable efforts jointly with Sellers to obtain or cause to be obtained for the Closing prior to the Columbus Option Closing Date all necessary consents relating to the License Assets used or held for use by Sellers with respect to the Station and to execute such assumption instruments as may be required in connection with obtaining such consents. Without limitation of the foregoing, Option Holder covenants and agrees that it shall provide on request, to any third party from whom such consent is sought, such financial or other information as such third party may reasonably request in order for such third party to grant such consent.

         6.5 Notice of Material Impact. Option Holder will promptly notify the Sellers in writing of any significant developments that have, or could reasonably be expected to have, a material adverse impact on the condition (financial or otherwise) of the business or any material asset of Option Holder.

         6.6 Hart-Scott-Rodino. To the extent required by law, Option Holder, as promptly as practicable, shall prepare and jointly file with Sellers all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. In such event, the parties shall cooperate fully and shall use their commercially reasonable efforts to expedite compliance with the HSR Act. Any related filing fees under the HSR Act shall be paid in accordance with Section 5.9 hereof.

         6.7 New Employment Agreements. On or prior to the Columbus Option Closing Date, Option Holder shall have caused Sinclair Communications, Inc. ("SCI"), or the SBG Entity, as defined in, and specified under, the Amended Employee Letter Agreement (which term when used herein shall have the meaning assigned to such term in the Asset Purchase Agreement), as the case may be, to have executed and delivered to Sellers the New Employment Agreements relating to Station Employees (as defined in Section 7.7).

                                    ARTICLE 7

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

         In the case of a closing of the Columbus Option, all of the conditions set forth below apply with respect to the Columbus Station. The obligations of Sellers to consummate the transactions contemplated by this Agreement with respect to the duly exercised Option from this Option Grant Date to the Columbus Option Closing Date are, at their option, subject to the fulfillment of the following conditions prior to or at the Columbus Option Closing Date:

         7.1      Representations, Warranties, Covenants.

                  (a) The representations and warranties of Option Holder contained in this Agreement (and as contained in the Asset Purchase Agreement, with respect to the Columbus Station Assets only) shall have been true and accurate in all material respects as of the date when made and shall be true and accurate in all material respects as of the Columbus Option Closing Date except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation or warranty shall be true and accurate in all material respects as of such earlier date or dates and except to the extent changes are permitted or contemplated pursuant to this Agreement (or the Asset Purchase Agreement, to the extent applicable, in the case of the Columbus Station as set forth above);

                  (b) Option Holder shall have performed and complied in all material respects with the covenants and agreements required by this Agreement (including those included by reference under Article 6 hereof that are set forth in the Asset Purchase Agreement) to be performed or complied with by them prior to or at the Columbus Option Closing Date (including the delivery by Option Holder of the Option Closing Price due, the Option Closing Price (as defined in the Group I Option Agreement) of all Unpaid Options, and the Extension Fees applicable to such Option and such Unpaid Options that have accrued since the due date of the previous payment of Option Extension Fees for such Options); and

                   (c) If requested by Sellers in accordance with Section 2.4(b)(ii), Option Holder shall have delivered to Sellers a certificate of an officer of Option Holder dated as of the Columbus Option Closing Date certifying to the fulfillment of the conditions set forth in Section 7.1.

         7.2       Proceedings.

                   (a) As of the Columbus Option Closing Date, no action or proceeding shall have been instituted and be pending before any court or governmental body to materially restrain or prohibit, or to obtain material damages in respect of, the consummation of this Agreement that may reasonably be expected to result in a permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or for the recovery against Sellers of such material damages; and as of the Columbus Option Closing Date, none of the parties to this Agreement shall have received written notice (other than a letter of inquiry) from any governmental body of its intention to institute any action or proceeding to materially restrain or enjoin or nullify, or to obtain material changes in respect of, this Agreement or the transactions contemplated hereby that may reasonably be expected to result in a permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or the recovery against Sellers of substantial damages; provided, however, that the foregoing (a) and (b) shall not be deemed to fall within the provisions hereof, qualify as a condition hereunder to the extent such action or proceeding is (1) brought or caused to be brought by (i) any partner, officer, director, agent, Affiliate or creditor of Sellers, or any other party claiming by, through or against Sellers that is not related to Option Holder, (ii) any third party or agent of such party to any Contract relating to any consent required to convey any such Contract, or (iii) any party or agent of such party, who is currently a party to such affiliation agreement with Sellers, or any Affiliate of Sellers or in any way relating to any television or radio network affiliation agreement of any Seller, any Affiliate of any Seller, Option Holder or any Affiliate of Option Holder; or (2) a Proceeding referred to in Section 2.6 hereof.

         7.3      Opinion of Counsel. If requested by Sellers in accordance with
Section 2.4(b)(ii), Sellers shall have received an opinion of Option Holder's counsel dated as of the Columbus Option Closing Date in substantially the form attached to the Group I Option Agreement as Exhibit 7.3(i) (with such changes as may be necessary to reference this Agreement, rather than the Group I Option Agreement) and an opinion confirming the representation set forth in Section 4.3 and an opinion of Option Holder's special communications counsel, dated as of the Columbus Option Closing Date in substantially the form attached to the Group I Option Agreement as Exhibit 7.3(ii) (with such changes as may be necessary to reference this Agreement, rather than the Group I Option Agreement).

         7.4 FCC Authorization. As of the Columbus Option Closing Date, all FCC consents and approvals contemplated by this Agreement with respect to the Station shall have been granted.

         7.5 Hart-Scott-Rodino. To the extent required by law, the waiting period under the HSR Act shall have expired or be terminated and there shall not be pending any action instituted by the Federal Trade Commission or the Department of Justice under the HSR Act, and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

         7.6 Termination of Certain Agreements. The Sellers shall have received from Option Holder the termination of the Leases and Subleases (as such terms are defined in the Asset Purchase Agreement) entered into by Option Holder and RCB with respect to the Station (the "Terminations").

         7.7 New Employment Agreements. Option Holder shall have caused SCI, or the SBG Entity, as defined in, and specified under, the Amended Employee Letter Agreement, as the case may be, to have executed and delivered employment agreements with the persons listed under the Columbus Station on Schedule 7.8 to the Asset Purchase Agreement (or any replacement person designated by Seller, including any person designated to fill a "TBD" position, to fill such position) substantially in the form of Exhibit 7.8 to the Asset Purchase Agreement and subject to the limitations set forth in the Amended Employee Letter Agreement (the "New Employment Agreements").

         7.8 Approval of Stock Options. All necessary consents of the directors (including any committees thereof) of Option Holder to approve all of the stock options relating to the Station Employees contemplated by the Amended Employee Letter Agreement and the Station Employee Stock Option Agreement (as such terms are defined in the Asset Purchase Agreement) shall not have been rescinded or revoked and shall be in full force and effect.


                                    ARTICLE 8

                 CONDITIONS TO THE OBLIGATIONS OF OPTION HOLDER

         In the case of a closing of the Columbus Option, all of the conditions set forth below apply with respect to the Columbus Station. Subject to Section
2.6 hereof, the obligations of Option Holder to consummate the transactions contemplated by this Agreement of the duly exercised Option are, at its option, subject to the fulfillment of the following conditions prior to or at the Columbus Option Closing Date:

         8.1      Representations, Warranties, and Covenants.

                  (a) The representations and warranties of Sellers contained in this Agreement (and as contained in the Asset Purchase Agreement, with respect to the Columbus Station Assets only) shall have been true and accurate as of the date when made and shall be true and accurate as of the Columbus Option Closing Date (except that such representations and warranties in the Asset Purchase Agreement with respect to the Columbus Station Assets shall only be required to be true and accurate as of the Asset Purchase Closing Date), except to the extent (i) any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and accurate as of such earlier date or dates except as set forth in (iii) below of this Section 8.1(a); (ii) changes are permitted as contemplated pursuant to this Agreement (or the Asset Purchase Agreement, to the extent applicable, in the case of the Columbus Station as set forth above) and the Group I TBA, (iii) the consequence of the matter set forth in such representation and warranty having failed to be true and accurate as of the date when made, on the Columbus Option Closing Date or on such earlier specified date would not result in a material adverse change in the financial condition or business of the Group I Stations and the Columbus Station taken as a whole, or of the License Assets taken as a whole (provided that the foregoing shall not include any material adverse change attributable to (v) factors affecting the television or radio industries generally, (w) general national, regional or local economic or financial conditions, (x) governmental or legislative laws, rules or regulations, (y) any affiliation agreement or the lack thereof or the non- transfer to Option Holder thereof, or (z) actions taken by Option Holder or any Affiliate of Option Holder) (a "Material Adverse Change").

                   (b) Each Seller shall have performed and complied in all respects with covenants and agreements required by this Agreement (including those included by reference under Article 5 hereof that are set forth in the Asset Purchase Agreement) to be performed or complied with by it prior to or at the Columbus Option Closing Date, including the delivery to Option Holder of the instruments conveying the License Assets to Option Holder and the Columbus Station Assets, except to the extent that the consequence of the failure of Seller to have so performed or complied would not result in a Material Adverse Change.

                    (c)  If  requested  by  Option  Holder  in  accordance  with
Section 2.4(a)(ii), Sellers shall have delivered to Option Holder a certificate of an officer of the general partner of RCB and of

Licensee dated the Columbus Option Closing Date certifying to the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b).

         8.2      Proceedings.

                  (a)   As of the Columbus Option  Closing  Date,  no  action or
proceeding shall have been instituted and be pending before any court or governmental body to materially restrain or prohibit, or to obtain material damages in respect of, the consummation of this Agreement that may reasonably be expected to result in a permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or for the recovery against Option Holder of such material damages; and (b) as of the Columbus Option Closing Date, none of the parties to this Agreement shall have received written notice (other than a letter of inquiry) from any governmental body of its intention to institute any action or proceeding to materially restrain or enjoin or nullify, or to obtain material damages in respect of, this Agreement or the transactions contemplated hereby that may reasonably be expected to result in a permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or the recovery against Option Holder of substantial damages; provided, however, that the foregoing (a) and (b) shall not be deemed to fall within the provisions hereof or qualify as a condition hereunder to the extent such action or proceeding is (1) brought or caused to be brought by (i) any stockholder, bondholder, officer, director, agent, Affiliate or creditor of Option Holder or any other party claiming by, through or against Option Holder that is not related to Sellers, (ii) any third party or agent of such party to any Contract relating to any consent required to convey any such Contract, or (iii) any party or agent of such party, who is currently a party to any such affiliation agreement with Option Holder or any Affiliate of Option Holder or in any way relating to any television or radio network affiliation agreement of any Seller, any Affiliate of any Seller, Option Holder or any Affiliate of Option Holder; or (2) a Proceeding referred to in
Section 2.6 hereof.

         8.3 Opinion of Counsel. If requested by Option Holder, in accordance with Section 2.4(a)(ii), Option Holder shall have received an opinion of Seller's counsel dated as of the Columbus Option Closing Date in substantially the form attached to the Group I Option Agreement as Exhibit 8.3(i) (with such changes as may be necessary to reference this Agreement, rather than the Group I Option Agreement), and an opinion of Sellers' special communications counsel dated as of the Columbus Option Closing Date in substantially the form attached to the Group I Option Agreement as Exhibit 8.3(ii) (with such changes as may be necessary to reference this Agreement, rather than the Group I Option Agreement.

         8.4 FCC Authorizations. As of the Columbus Option Closing Date, all FCC consents and approvals as contemplated by this Agreement with respect to the Station shall have been granted.

         8.5 Hart-Scott-Rodino. To the extent required by law, the waiting period under the HSR Act shall have expired or been terminated and there shall not be pending any action instituted by the Federal Trade Commission or the Department of Justice under the HSR Act, and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

         8.6 Termination of Certain Agreements. The Option Holder shall have received from RCB the Terminations.


                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1 Survival. The representations and warranties of Sellers and Option Holder contained in this Agreement (including the Schedules hereto) or in any certificate delivered by it pursuant to Sections 2.4, 7.1 and 8.1 of this Agreement and the covenants of Sellers and Option Holder under this Agreement to be performed on or before the Columbus Option Closing Date (a) that relate to the Station shall survive until the Columbus Option Closing Date, and (b) that do not relate to the Station shall survive for one year from the Option Grant Date. Option Holder's obligation to pay, perform or discharge the Assumed Liabilities shall survive until such Assumed Liabilities have been paid, performed or discharged in full. Sellers' obligations with respect to all obligations and liabilities not assumed by Option Holder pursuant to this Agreement shall survive until such obligations and liabilities have been paid, performed or discharged in full. The covenants and agreements contained in this
Article 9 shall continue in full force and effect until fully discharged. Any other covenants or agreements contained herein or made pursuant hereto which by their terms are to be performed after the Columbus Option Closing Date shall survive  until  fully  performed  and  discharged  in  full,  including  without limitation all obligations and liabilities with respect to the Assumed Liabilities and the Retained Liabilities. In the case of the representations and warranties with respect to the Columbus

Station Assets or otherwise made with respect to the Columbus Station under the Asset Purchase Agreement, such representations and warranties shall survive only until the first anniversary of the Asset Purchase Closing Date.

         9.2 Indemnification of Option Holder. Sellers agree that, after the Closing, subject to the limitations in Section 9.4 below, they shall indemnify and hold Option Holder and its officers, directors, employees, agents and Affiliates harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees and expenses ("Loss and Expense") suffered (whether any such claim arises out of a third party action or is made by Option Holder against Sellers) by Option Holder resulting from (i) any material breach of a representation or warranty made by Sellers pursuant to this Agreement; (ii) any material failure by Sellers to perform or fulfill any of their covenants or agreements set forth in this Agreement; (iii) any failure by Sellers to pay, perform or discharge any liabilities or obligations not specifically assumed by Option Holder pursuant to this Agreement; (iv) any litigation, proceeding or claim by any third party arising from the business or operations of the License Assets by Sellers prior to the Option Grant Date, except to the extent arising from obligations or liabilities that have been disclosed to Option Holder in this Agreement or the Asset Purchase Agreement or the Schedules to the Group I Option Agreement (other than those set forth on Schedule 9.2 to the Group I Option Agreement relating to the Station) and except to the extent arising from obligations or liabilities of or assumed by Option Holder pursuant to this Agreement.

         9.3 Indemnification of Sellers. Option Holder agrees that, after the Closing, it shall indemnify and hold Sellers and their respective officers, directors, partners, employees, agents and Affiliates harmless from and against any and all Loss and Expense suffered (whether any such claim arises out of a third party action or is made by any Seller against Option Holder) by any Seller resulting from (i) any material breach of representation or warranty made by Option Holder pursuant to this Agreement; (ii) any material failure by Option Holder to perform or fulfill any of its covenants or agreements set forth in this Agreement; (iii) any failure by Option Holder to pay, perform or discharge any Assumed Liabilities or any other obligations or liabilities of or assumed by Option Holder under this Agreement (including, without limitation, those set forth in Section 10.1 hereof); or (iv) any litigation, proceeding or claim arising from the business or operations of the Station on or after the Option Grant Date.

         9.4 Limitation of Liability. (i) Notwithstanding any other provision of this Agreement, after the Closing, neither Sellers nor Option Holder shall indemnify or otherwise be liable to the other, unless (a) the party seeking indemnification has complied with the terms of, including the time limits set forth in, Section 9.6 and (b) the aggregate amount of Option Holder's Loss and Expense hereunder when combined with any Loss and Expense under the Group I Option Agreement (in the case of Sellers' indemnification of Option Holder) or Sellers' Loss and Expense hereunder when combined with any Loss and Expense under the Group I Option Agreement (in the case of Option Holder's indemnification of Sellers) exceeds $500,000, in which event the indemnified party shall be entitled to recover its aggregate Loss and Expense inclusive of $500,000 threshold; provided that such limitation shall not apply to any indemnification obligation of Option Holder pursuant to Section 9.3(ii), (iii) or (iv) hereunder or under the Group I Option Agreement or Sellers pursuant to
Section 9.2(ii), (iii) or (iv) hereunder or under the Group I Option Agreement. Notwithstanding any provision contained herein, in no event shall Sellers be liable for any amount, which, when combined with any other amount for which Sellers previously have been liable under Section 9.2 hereof and any amount for which RCB is liable, or previously has been liable, under Section 9.2 of the Asset Purchase Agreement and any amount for which Sellers are liable, or previously have been liable under Section 9.2 of the Group I Option Agreement, is in excess of $50,000,000.

                  (ii) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that any amounts owed to Option Holder by Sellers for such Loss and Expense as determined in accordance with this Article 9 hereof, Article 9 of the Group I Option Agreement and Article 9 of the Asset Purchase Agreement shall be made solely and exclusively in the form of a deduction from the Columbus Option Closing Price that has not yet been paid to Sellers hereunder and that once the Columbus Option Closing Price has been paid in full or portion thereof placed in the Indemnification Fund to Sellers or if the Columbus Option is terminated hereunder, Option Holder shall have no further recourse against Sellers, and no other payment by Sellers shall be required, hereunder, except for any pending claims against the amount of the Columbus Option Closing Price placed in the Indemnification Fund.

                  (iii) Anything in this Agreement or any applicable law to the contrary notwithstanding, neither Sellers (except to the extent expressly provided for in Section 9.4(ii)) nor any partner, director, officer, employee, agent or Affiliate of any Seller (including any shareholder, director, officer, employee, agent or Affiliate of the general partners of any Seller) shall have any personal liability to Option Holder as a result of the breach of any representation, warranty, covenant or agreement of Sellers contained herein or otherwise and shall have no personal obligation to indemnify Option Holder for any of Option Holder's Losses or Expenses.

         If Option Holder has any pending claim for indemnification against Sellers with respect to any Loss or Expense hereunder, under the Group I Option Agreement or under the Asset Purchase Agreement on the Columbus Option Closing Date, at the closing of the Columbus Option the difference (if any) between the amount of the Columbus Option Closing Price and the good faith estimate of the amount of such indemnification claim (such amount, the "Indemnification Fund Deposit") will be paid to Seller and the amount of the good faith estimate of such indemnification claim will be transferred by the Option Holder to Magna Trust Company, St. Louis, Missouri or such other bank as mutually agreed to by the parties (the "Indemnification Escrow Agent"), to be held by the Indemnification Escrow Agent, pursuant to the Indemnification Escrow Agreement substantially in the form of Exhibit 9.4 to the Group I Option Agreement (with such changes as may be necessary to refer to this Agreement, rather than the Group I Option Agreement, and as the Indemnification Escrow Agent may reasonably request), and pending final determination of such claim for indemnification pursuant to this Article 9, as a fund in escrow (the "Indemnification Fund") to provide security for the payment of such claim. Sellers shall bear the risk of loss of the Indemnification Fund Deposit to the extent that any institutional failure by Magna Trust Company results in the loss of the Indemnification Fund Deposit.

         If any funds are transferred to the Indemnification Escrow Agent to be held in the Indemnification Fund, then any amount which becomes payable to Option Holder or Sellers pursuant to a determination of such claim for indemnification, together with any interest earned thereon, will be paid to Option Holder or Sellers from the Indemnification Fund, to the extent of the funds therein. To the extent any amount is payable to Option Holder from the Indemnification Fund, Option Holder shall receive such amount plus any interest accrued in such account allocable to such amount, and the balance of such account, if any, shall be paid to Sellers. To the extent any amount is payable to Sellers from the Indemnification Fund, Sellers shall receive such amount plus any interest accrued in such account allocable to such amount, and Option Holder shall pay to Sellers the difference, if any, between any such interest accrued in such account and the interest that would have accrued with respect to the amount payable to Sellers from the Indemnification Fund, utilizing the

Applicable Interest Rate (as defined below) applicable on the Columbus Option Closing Date through the date such funds are paid to Sellers, as such may change from time to time in accordance with the following sentence. For purposes of this Section 9.4, "Applicable Interest Rate" means (i) on or before the first anniversary of the Option Grant Date, eight percent (8%) per annum, (ii) after the first anniversary of the Option Grant Date but on or before the second anniversary of the Option Grant Date, fifteen percent (15%) per annum, and (iii) after the second anniversary of the Option Grant Date, twenty-five percent (25%) per annum, which amount shall accrue on the basis of a 365-day year based on the number of days elapsed in the period during which it accrues.

         9.5 Bulk Sales Indemnity. Option Holder hereby waives compliance with the provisions of any applicable bulk transfer laws. Subject to the limitations set forth in Section 9.4 above, Sellers further agree to indemnify and hold Option Holder harmless from and indemnify Option Holder against any and all Loss and Expense relating to any claims made by creditors with respect to non-compliance with any bulk transfer law, except to the extent that such claims result from the Assumed Liabilities and other obligations or liabilities to be paid or discharged by Option Holder as a result of this Agreement, the Group I Option Agreement and the Group I TBA and/or Option Holder's failure to pay the same when due.

         9.6 Notice of Claims. If either Option Holder, on the one hand, or Sellers on the other hand, believes in good faith that it has suffered or incurred any Loss and Expense, such Seller shall notify the Option Holder in writing within the applicable periods specified in Section 9.1 above, describing such Loss and Expense, the factual basis for such claim, the amount thereof, estimated in good faith, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Article 9, such party shall within twenty (20) days after receiving written notice thereof (or sooner to the extent the indemnifying party would not have time to adequately take the actions contemplated under
Section 9.7) notify the indemnifying party of such action or suit.

         9.7 Defense of Third Party Claims. The indemnifying party under this Article 9 shall have the right to conduct and control through counsel of its own choosing the defense of any third party claim, action or suit (and the indemnified party shall cooperate fully with the indemnifying party), but the indemnified party may, at its election, participate in the defense of any such claim, action or suit at its sole cost and expense provided that, if the indemnifying party shall fail to defend any such claim, action or suit, then the indemnified party may defend through counsel of its own choosing such claim, action or suit, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense. The indemnifying party shall not compromise or settle any third party claim, action or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed.

         9.8 Indemnity as Sole Remedy. After the Columbus Option Closing Date, indemnification pursuant to this Article 9 shall be the sole and exclusive remedy of any party to this Agreement for any breach of a representation, warranty or covenant made or obligation undertaken by any other party, or for any Loss or Expense arising out of or relating to the items listed in Sections
9.2 and 9.3 or otherwise related to the transactions contemplated hereby, other than in respect of the Asset Purchase Agreement (subject to Section 9.4), the Group I Option Agreement (subject to Section 9.4 thereof), the Registration Rights Agreement, the Group I TBA, the Employment Agreement, the Consulting Agreement, the Baker Stock Option Agreement, the Corporate Employee Stock Option Agreement, the Station Employee Stock Option Agreement, the Amended Employee Letter Agreement, the Voting Agreement, the ISO Amendment, the LTIP, the Amended Charter or the Articles Supplementary (as such documents are described in the Asset Purchase Agreement and, collectively, the "Transaction Documents"), which shall be governed by their terms, whether such claim may be asserted as a breach of contract, tort or otherwise.

         9.9 Arbitration. To the fullest extent not prohibited by law, any controversy, claim or dispute arising out of or relating to Article 9 of this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, shall be settled by final and binding arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA"), as modified or supplemented under this Section, and subject to the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16. The decision of the arbitrators shall be final and binding provided that, where a remedy for breach is prescribed hereunder or limitations on remedies are prescribed, the arbitrators shall be bound by such restrictions, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         If any series of claims arising out of the same or related transactions shall involve claims which are arbitrable under the preceding paragraph and claims which are not, the arbitrable claims shall first be finally determined before suit may be instituted upon the others and the parties will take such action as may be necessary to toll any statutes of limitations, or defenses based upon the passage of time, that are applicable to such non-arbitrable claims during the period in which the arbitrable claims are being determined.

         In the event of any controversy, claim or dispute that is subject to arbitration under this Section 9.9, any party thereto may commence arbitration hereunder by delivering notice to the other party or parties thereto. The arbitration panel shall consist of three arbitrators, appointed in accordance with the procedures set forth in this paragraph. Within ten (10) business days of delivery of the notice of commencement of arbitration referred to above, Sellers, on the one hand, and Option Holder, on the other hand, shall each appoint one arbitrator, and the two arbitrators so appointed shall within ten
(10) business days of their appointment mutually agree upon and appoint one additional arbitrator (or, if such arbitrators cannot agree on an additional arbitrator, the additional arbitrator shall be appointed by the AAA as provided under its rules) provided, that persons eligible to be selected as arbitrators shall be limited to attorneys at law who (i) are on the AAA's Large, Complex Case Panel, (ii) have practiced law for at least 15 years as an attorney specializing in either general commercial litigation or general corporate and commercial matters and (iii) are experienced in matters involving the broadcasting industry.

         The arbitration hearing shall commence no later than thirty (30) business days after the completion of the selection of the arbitrators. Consistent with the intent of the parties hereto that the arbitration be conducted as expeditiously as possible, the parties agree that (i) discovery shall be limited to the production of such documents and the taking of such depositions as the arbitrators determine are reasonably necessary to the resolution of the controversy, claim or dispute and (ii) the arbitrators shall limit the presentation of evidence by each side in such arbitration to not more than ten (10) full days (or the equivalent thereof) or such shorter period as the arbitrators shall determine to be necessary in order to resolve the controversy, claim or dispute. The arbitrators shall be instructed to render a decision within ten (10) business days of the close of the arbitration hearing. If arbitration has not been completed within ninety
(90) days of the commencement of such arbitration, any party to the arbitration may initiate litigation upon ten (10) days written notice to the other party(ies); provided, however, that if one party has requested the other to participate in an arbitration and the other has failed to participate, the requesting party may initiate litigation before the expiration of such ninety-day period; and provided further, that if any party to the arbitration fails to meet any of the time limits set forth in this Section 9.9 or set by the arbitrators in the arbitration, any other party may provide ten (10) days written notice of its intent to institute litigation with respect to the controversy, claim or dispute without the need to continue or complete the arbitration and without awaiting the expiration of such ninety-day period. The parties hereto further agree that if any of the rules of the AAA are contrary to or conflict with any of the time periods provided for hereunder, or with any other aspect of the matters set forth in this Section 9.9, that such rules shall be modified in all respects necessary to accord with the provisions of this
Section 9.9 (and the arbitrators shall be so instructed by the parties). The arbitrators shall base their decision on the terms of this Agreement and applicable law and judicial precedent which a United States District Court sitting in the District of Maryland (Southern Division) would apply in the event the dispute were litigated in such court, and shall render their decision in writing and include in such decision a statement of the findings of fact and conclusions of law upon which the decision is based. Each party agrees to cooperate fully with the arbitrator(s) to resolve any controversy, claim or dispute. The arbitrators shall not be empowered to award punitive damages or damages in excess of actual damages. The venue for all arbitration proceedings shall be Rockville, Maryland.

                                   ARTICLE 10

                                EMPLOYEE MATTERS

         10.1     Employee   Matters.   The  following   provisions   shall  act
exclusively for the benefit of parties to this Agreement and not for the benefit of any other person or entity:

                  (a) Effective as of the Columbus Option Closing Date, the Option Holder shall offer employment to each employee of Sellers who is employed at the Station immediately prior to the Columbus Option Closing Date (the "Station Employees") on terms and conditions which are substantially similar in the aggregate to the terms and conditions of employment of the Option Holder's employees as of the Columbus Option Closing Date, including the provision of retirement and health care benefits, except as otherwise provided in this
Section 10.1 or any employment agreement between Option Holder and any Station Employee may otherwise require. The Option Holder shall assume all contracts of employment of the Station Employees and notwithstanding anything in the foregoing to the contrary, to the extent such employment contract or collective bargaining agreement assumed hereunder provides for terms and conditions in addition to those referenced in the preceding sentence, Option Holder shall assume the terms thereof. Each Station Employee shall receive credit for past service with the Sellers for all purposes under the Option Holder's benefit plans.

                 (b) Option Holder shall assume full responsibility and liability for offering and providing "Continuation Coverage" to any "Qualified Beneficiary" who is covered by a "Group Health Plan" sponsored or contributed to by the Sellers or any entity required to be combined with the Sellers (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) and who has experienced a "Qualifying Event" or is receiving "Continuation Coverage" arising with respect to employment at the Station on or prior to the Columbus Option Closing Date. For purposes of this Section 10.1(b), a Qualified Beneficiary will be deemed to experience a Qualifying Event or to be receiving Continuation Coverage "arising with respect to employment" at the Station if such Qualified Beneficiary is or was an employee of the Station or is or was the spouse or other covered dependent of such employee. Schedule 10.3 to the Asset Purchase Agreement identifies all Qualified Beneficiaries entitled to Continuation Coverage under any Seller's Group Health Plan on the date of this Agreement, and Sellers shall deliver on the Columbus Option Closing Date a list of Qualified Beneficiaries entitled to Continuation Coverage as of such date. "Continuation Coverage," "Qualified Beneficiary," "Qualifying Event" and "Group Health Plan" all shall have the meanings given such terms under Section 4980B of the Code and
Section 601 et seq. of ERISA.

                  (c) Option Holder shall offer health plan coverage to all Station Employees under the terms and conditions generally applicable to the Option Holder's employees as of the Columbus Option Closing Date. For purposes of providing such coverage, the Option Holder shall waive all preexisting condition limitations for all Station Employees covered by any Seller's group health plan as of the Columbus Option Closing Date and shall provide such health care coverage effective as of the Columbus Option Closing Date without the application of any eligibility period for coverage. In addition, the Option Holder shall credit all employee payments toward deductible and co-payment obligations limits under the Seller's health care plans for the plan year which includes the Columbus Option Closing Date as if such payments had been made for similar purposes under the Option Holder's health care plans during the plan year which includes the Columbus Option Closing Date, with respect to the Station Employees.

                  (d) Option Holder shall grant Station Employees credit for and shall assume and be responsible for any liabilities with respect to sick leave and personal days accrued but unused by any Station Employees as of the Closing Date, and, subject to the proration provided for in Section 2.2(a) of the Asset Purchase Agreement Option Holder shall grant Station Employees credit for and shall be responsible for any liabilities with respect to any accrued but unused vacation for such employees as of the Columbus Option Closing Date.

                  (e) Except as otherwise provided in Section 10.1(f), within a reasonable period of time after the Columbus Option Closing Date, RCB shall transfer from the River City Investment and Retirement Plan ("RCB's 401(k) Plan") to the Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan and Trust ("Option Holder's 401(k) Plan") an amount, in cash, equal to the aggregate account balances held in the RCB's 401(k) Plan as of the date of transfer with respect to all Station Employees. Prior to the date of such transfer, and as preconditions thereto: (1) the Option Holder shall use commercially reasonable efforts to deliver to Sellers a copy of the most recently issued Internal Revenue Service ("IRS") determination letter (or other proof satisfactory to counsel for the Sellers) that Option Holder's 401(k) Plan is qualified under the Code, and (2) Sellers shall use commercially reasonable efforts to deliver to the Option Holder a copy of the most recently issued IRS determination letter (or other proof satisfactory to counsel for the Option Holder) that RCB's 401(k) Plan is qualified under the Code. Sellers shall not take any action with respect to RCB's 401(k) Plan to create a right on behalf of the Station Employees to distribution of plan assets from RCB's 401(k) Plan prior to such transfer. Subsequent to the transfer of assets to the Option Holder's 401(k) Plan, neither the Sellers nor RCB's 401(k) Plan shall retain any liability with respect to such Station Employees to provide them with benefits in accordance with the terms of RCB's 401(k) Plan. On or prior to the Columbus Option Closing Date, Sellers shall deliver to Option Holder a list of all Station Employees, indicating thereon the total amount deferred in pre-tax dollars to RCB's 401(k) Plan by each of the Station Employees under the terms of Section 402(g) of the Code with respect to the plan year of RCB's 401(k) Plan in which Closing occurs. Sellers and the Option Holder agree to cooperate with respect to any government filing, including, but not limited to, the filing of IRS Forms 5310-A, if necessary, to effect the transfer of assets contemplated by this Section 10.1.

                  (f) The Option Holder agrees, effective as of the later of the Columbus Option Closing Date, the termination of this Agreement and the final Option Closing Date under the Group I Option Agreement, to fully assume sponsorship of RCB's 401(k) Plan including all obligations of the sponsor to contribute to and administer the plan. Sellers and the Option Holder agree to perform all acts necessary or proper to consummate the assumption of RCB's 401(k) Plan, including but not limited to the making of all proper filings with the IRS and the Department of Labor and the receipt of all necessary notices or approvals from governmental agencies.

                  (g) The Option Holder agrees that the Sellers may inform its employees that the Option Holder has agreed that the Station Employees will be offered employment as provided in this Section 10.1; provided, however, that Option Holder shall have the right to approve any written statement to be made by Sellers in connection therewith.

                                   ARTICLE 11

                            TERMINATION/MISCELLANEOUS

         11.1     Termination of Columbus Option; Notice and Cure;
Certain Remedies.

         11.1.A In General. The Columbus Option shall expire and terminate if RCB is in default under the RCB Credit Agreement and Lender has begun to exercise its remedies under the security documents relating to the RCB Credit Agreement, subject to the terms of the Cure Rights Agreement dated as of May 31, 1996, among Sellers, Buyer and The Chase Manhattan Bank, N.A. Subject to Section 11.1.B below, the Columbus Option may also be terminated at any time on or prior to June 30, 1999 as follows:

                  (a)  By Sellers:

                  (i) if any of the conditions provided in Article 7 hereof have not been met by the date scheduled for the Closing of the Columbus Option pursuant to Section 2.2 and have not been waived, provided that Sellers are not in default under or breach in any material respect of their representations and warranties, covenants or agreements under this Agreement and the failure to meet such conditions is not due to Sellers' breach of the Agreement;

                  (ii) if Option Holder fails to deliver any payment with respect to the Group I Options or the Columbus Option as required by Sections 2.1.A or 2.1.B hereof or under any applicable provision of the Group I Option Agreement by or at the time such payment is due thereunder;

                  (iii) if the Columbus Option Closing Date has not occurred on or prior to June 30, 1999.

                   (b)   By Option Holder:

                         (i)  if any of  the  conditions  provided  in Article 8
hereof have not been met by the date scheduled for the Closing of such Option pursuant to Section 2.2 and have not been waived provided that Option Holder is not in default or breach in any material respect of its representations and warranties, covenants or agreements under this Agreement, and the failure to meet such conditions is not due to Option Holder's breach of the Agreement; or

                         (ii)  upon written notice by Option Holder to Sellers.

                  (c) By Either Option Holder or Sellers as follows: by mutual written consent of Option Holder and Sellers.

         11.1.B Notice and Cure. Notwithstanding anything to the contrary in the foregoing, to the extent that Option Holder has taken, or failed to take, any of the actions otherwise contemplated under Section 11.1.A(a)(i) or (ii) prior to a termination under such provisions by Sellers, Sellers shall give Option Holder and Option Holder's lenders ("Option Holder's Lenders") under its then existing senior credit facility (the name and notice information regarding which Option Holder shall provide to Sellers) notice thereof, and (x) in the case of a breach under Section 11.1.A(a)(i), Option Holder shall be given thirty
(30) days from the date of receipt of such notice to cure such breach and the Option Holder's Lenders shall be given ninety (90) days from the date of receipt of such notice to cure such breach and (y) in the case of a breach under Section 11.1.A(a)(ii), Option Holder shall be given fifteen (15) days from the date of receipt of such notice to cure such breach and Option Holder's Lenders shall be given ninety (90) days from the date of receipt of such notice to cure such breach. After the applicable cure periods with respect to such breach have expired without such breach having been cured within such periods, Sellers shall have the right to terminate hereunder.

         11.1.C Certain Remedies. (a)(i) The "Columbus Sale Price" means the excess, if any, of (A) any amount received as payment for the Columbus Station (including amounts received that are used to discharge the Unpaid Amount), over
(B) the sum of (i) any non-recurring reasonable out-of-pocket costs incurred by Sellers in connection with such disposition, other than any sales commissions paid by Sellers in connection therewith, (ii) the total amount of all federal, state and local taxes incurred by Sellers in connection with such sale, (iii) the Standard Formula (as defined below) on the amount received by Sellers on such disposition, (iv) the Columbus Option Closing Price and the Closing Price for all Group I Unpaid Options, (v) all Option Extension Fees with respect to the Columbus Option and all Group I Unpaid Options that are due but have not been paid through the date of such disposition, and (vi) any other amounts owed by Option Holder to Sellers, including, without limitation, in connection with any economic breach by Option Holder under Section 11.1.A(a).

                           (ii)  The  "Deficiency Amount"  means  the excess, if
any, of (A) the sum of (i) any non-recurring reasonable out-of-pocket costs incurred by Sellers in connection with such disposition, other than any sales commissions paid by Sellers in connection therewith, (ii) the total amount of all federal, state and local taxes incurred by Sellers in connection with such sale, (iii) the Standard Formula (as defined below) on the amount received by Sellers on such disposition, (iv) the Columbus Option Closing Price and the Closing Price for all Group I Unpaid Options, (v) all Option Extension Fees with respect to the Columbus Option and all Group I Unpaid Options that are due but have not been paid through the date of such disposition, and (vi) any other amounts owned by Option Holder to Sellers, including, without limitation, in connection with any economic breach by Option Holder under Section 11.1.A(a), over (B) the amount received by Sellers on such disposition (including amounts received that are used to discharge the Unpaid Amount).

                  (b) (i) To the extent Sellers (A) terminate the Columbus Option in accordance with Section 11.1.A(a), and (B) sell the Columbus Station, Sellers shall, upon receipt thereof, pay to Option Holder the Columbus Sale Price.

                            (ii)  If  (x)  at  any  time,   including,   without
limitation, upon or after expiration or termination of the Columbus Option, the Columbus Station (or the assets thereof) is sold or otherwise disposed of by Sellers or through foreclosure or otherwise under the RCB Credit Agreement (or documents related thereto, including any security documents), whether pursuant to this Section 11.1 or otherwise, and whether directly or indirectly, through a sale of assets or partnership interests in

RCB and/or Licensee, or any combination thereof, and (y) such disposition results in a Deficiency Amount, Option Holder (notwithstanding any assignment by Option Holder of any of its rights hereunder pursuant to Section 11.4) shall pay such Deficiency Amount in immediately available funds to Sellers on the date of such disposition of the Columbus Station.

                          (iii)  Notwithstanding  anything  in   the   foregoing
to the contrary, other than as provided in subsection (iv) of this Section 11.1.C(b), Option Holder shall not be obligated to pay the Deficiency Amount to the extent that making such payment would cause a default, or otherwise be prohibited, under the credit agreement relating to Option Holder's then existing senior credit facility or under the Indenture relating to Option Holder's 10% Senior Subordinated Notes due 2003 or under the Indenture relating to Option Holder's 10% Senior Subordinated Notes due 2005 (such credit agreement and indentures collectively referred to herein as "Option Holder's Debt Documents"). To the extent that making a payment in an amount less than the total amount of the Deficiency Amount would not cause such a default or otherwise be so prohibited, Option Holder shall pay the maximum amount of the Deficiency Amount without causing such default or violating such prohibition. Without limiting the rights of Sellers as specified in subsection (iv) of this Section 11.1.C(b) and to the extent not otherwise satisfied under such subsection (iv), Option Holder shall pay the Deficiency Amount, plus all Option Extension Fees with respect to the Columbus Option and all Group I Unpaid Options that have accrued after the date of such disposition and through the payment of the Deficiency Amount, to the extent not already paid to Sellers on the first business day when such payment would not cause such default or violate such prohibition, and Option Holder shall use commercially reasonable efforts to make such payments as soon as possible.

                         (iv)(1) If any such default or prohibition  would occur
as a result of the payment of the Deficiency Amount (in whole or in part), Option Holder shall, within ninety (90) days after the date the Deficiency Amount was otherwise due, if the Deficiency Amount (and any accrued Extension
Fees) have not otherwise been satisfied in full, issue to Sellers registered (with the SEC and any applicable state agencies), publicly tradeable, common equity securities of Option Holder in an amount set forth in clause (2) below. Such securities shall be duly and validly issued, fully paid and nonassessable and shall be free of preemptive rights. Such securities shall be allocated among Sellers as Sellers shall determine and shall notify Option Holder in writing prior to the date of issuance. Such securities shall be listed on any national securities exchange on which Option Holder's other equity securities are listed (or, if Option Holder's other securities are not listed at such time, the securities shall be listed on NASDAQ or the New York Stock Exchange) and such securities shall be able to immediately be sold by Sellers or the Distributees (as defined below) in a public or private offering and shall not be subject to any restrictions under applicable securities laws on disposition by Sellers or their Distributees (as defined below). If requested by Sellers, such securities will be issued directly to the partners of RCB and to the shareholders of the general partner of RCB (collectively, the "Distributees"), and RCB shall have the right to distribute any securities received by it to its Distributees, and in the event of such direct issuance or distribution, such securities in the hands of the Distributees shall have the same characteristics as if held by the Sellers as provided in the preceding sentences hereof.

                  (2) The securities to be issued pursuant to clause (1) above, shall have a fair market value on the date of issuance equal to the Deficiency Amount not yet paid, plus all Option Extension Fees with respect to the Columbus Option and all Group I unpaid options that have accrued after the date of disposition of the Columbus Station and through the date of issuance of the securities that have not been paid.

                  (3) To the extent Sellers (or the Distributees through the general partner of RCB) elect to sell all or any portion of such securities to be issued pursuant to clause (1) above on the date of issuance in an underwritten secondary offering to be consummated on the date of issuance, Sellers (or the Distributees) shall give Option Holder notice of such election a reasonable amount of time in advance of the projected date of issuance. If Sellers (or Distributees) make such election, consummation of such offering and the receipt by Sellers (or Distributees) of net proceeds therefrom equal to not less than the Deficiency Amount shall be a condition to the issuance of such securities by Option Holder. Sellers (or Distributees) shall have the right to select a managing underwriter for such offering who, after consultation with Option Holder, shall have the right to determine the sale price for such securities and the number of shares to be issued. Option Holder will cooperate with the managing underwriter and Sellers (and Distributees) in connection with such sale, and will take such actions and execute such documents as the managing underwriter and Sellers (or Distributees) may reasonably request, including, without limitation, filing all necessary registration statements and related documents and prosecuting such filings diligently, executing an underwriting agreement in customary form, entering into a contribution and indemnification agreement with Sellers and Distributees in customary form and making senior officers available for "road show" presentations.

         If Sellers or Distributees elect to sell all or any portion of the securities to be issued pursuant to clause (1) above after the date of issuance in an underwritten secondary offering, the provisions of the preceding paragraph shall apply and Option Holder shall take all actions reasonably necessary to enable Sellers or Distributees to effect a public offering of the securities after receipt of such securities by Sellers or Distributees.

                  (4) Option Holder shall promptly pay after request by Sellers (or Distributees) all expenses incurred by Sellers (or Distributees) in connection with any offering and sale of the securities to be issued pursuant to clause (1) above, including without limitation, commissions payable in connection with such sale, underwriters discounts and reasonable attorneys fees.

                  (c) For purposes of this Agreement,  "Standard  Formula" means
(a) five percent (5%) on the first one million dollars ($1,000,000.00) of the total amount paid for the Columbus Station; (b) four percent (4%) on the next one million dollars ($1,000,000.00) of the total amount paid for the Columbus Station; (c) three percent (3%) on the next one million dollars ($1,000,000.00) of the total amount paid for the Columbus Station; (d) two percent (2%) on the next one million dollars ($1,000,000.00) of the total amount paid for the Columbus Station; and (e) one percent (1%) on any excess over four million dollars ($4,000,000.00) of the total amount paid for the Columbus Station. For purposes of this Section 11.1.C(c), the total amount paid for the Columbus Station shall include amounts received that were used to discharge the Unpaid Amount.

                  (d) Sellers agree to act in a commercially reasonable manner in connection with the sale of the Columbus Station, and Option Holder shall cooperate with Sellers in connection therewith. The Columbus Option shall terminate upon the Columbus Option Payment Date. Option Holder's rights hereunder shall be subject to any actions as may be taken by Sellers pursuant hereto.

                  (e) TO THE EXTENT SELLERS HAVE ACTED IN A COMMERCIALLY REASONABLE MANNER IN CONNECTION WITH THE SALE OF THE COLUMBUS STATION, NO CLAIM MAY BE MADE BY OPTION HOLDER AGAINST SELLERS OR ITS PARTNERS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED AND RELATIONSHIP ESTABLISHED BY THE FOREGOING PARAGRAPH, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND OPTION HOLDER HEREBY WAIVES, RELEASES

AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         11.1.E Certain Remedies of Option Holder. (a) To the extent that Sellers have made distributions to their partners in violation of Section 5.10 and Sellers do not have funds to pay amounts due and owing under the RCB Credit Agreement, Sellers will use commercially reasonable efforts to provide notice to Option Holder that such payment will not be made by Sellers. Option Holder shall have the right to make any payments due and owing under the RCB Credit Agreement for a period of sixty (60) days following such notice. Any amounts so paid by Option Holder shall be subtracted from the One Hundred Thirty Million Dollars ($130,000,000) due under the Columbus Option Closing Price.

         (b) To the extent Sellers have not made distributions to their partners in violation of Section 5.10 but Sellers do not have the funds to pay amounts due and owing under the RCB Credit Agreement, Sellers will use commercially reasonable efforts to provide notice to Option Holder that such payment will not be made. Option Holder shall have the right to make any payments due and owing under the RCB Credit Agreement for a period of sixty (60) days following such notice.

         11.2 Effect of Termination and Other Limitations. (a) In the event of termination, as provided in Section 11.1, the obligations of the parties hereto shall terminate without any liability or obligation on the part of Sellers or Option Holder, except that (i) the provisions of Sections 2.1.B, 3.4, 4.4, 5.5, 6.1, 11.1-11.12, and 11.15-11.19 shall survive, and (ii) to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, the non-defaulting parties' rights to pursue all legal or equitable remedies for breach of contract or otherwise, including the right to specific performance or damages or both, shall survive and the non-prevailing party in any lawsuit related to any such pursuit shall pay the attorney's fees of the prevailing party. Without limiting the generality of the foregoing, neither Option Holder, on the one hand, nor Sellers, on the other hand, may rely on the failure of any condition precedent set forth in Articles 7 or 8, as applicable, to be satisfied if such failure was caused by such party's (or parties') failure to act in good faith, or a breach of or failure to perform its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

         (b) Anything in this Agreement or any applicable law to the contrary notwithstanding, neither any Seller (except to the extent expressly provided for in Section 11.2(a)) nor any partner, director, officer, employee, agent or Affiliate of any Seller (including any shareholder, director, officer, employee, agent or Affiliate of the general partner of the Seller) shall have any personal liability to Option Holder as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise and shall have no personal obligation to Option Holder for any of Option Holder's remedies hereunder.

         11.3 Expenses. Subject to the provisions of Sections 3.4 and 4.4, each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection herewith; provided, however, that Sellers on the one hand, and Option Holder on the other, shall each pay one-half of any sales or transfer taxes (including any real property transfer taxes) arising from transfer of the License Assets and the Columbus Station Assets and any FCC filing fees.

         11.4 Assignments. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties except as specified herein, as follows:

                  (i) Option Holder or any permitted assignee of Option Holder may assign its rights and interests hereunder with respect to the Option provided that (1) Option Holder gives Sellers written notice thereof; (2) such assignment shall not relieve Sinclair Broadcast Group, Inc. or any assignee hereof or of any other Option Holder of any of its obligations or liabilities hereunder; (3) such assignment would not violate any applicable laws, rules, regulations or policies of any applicable governmental authority; and (4) if Option Holder assigns the Option pursuant to this subsection (i) and if any amounts are paid to Option Holder in connection therewith, Option Holder shall, on the date any such payment is received, pay such amount to Sellers, which amount shall be referred to as the "Option Assignment Price" for such Option. Notwithstanding the foregoing, it is understood and agreed that Option Holder shall not assign its obligations to pay any Deficiency Amount or to perform the obligations set forth in Section 11.1.C(b)(iv).

                  (ii) To the extent of any such assignment by Option Holder in accordance with the terms of this Section 11.4, Sellers shall deliver any such documents contemplated under Section 2.4(a) to such assignee provided that once such delivery shall have been made to such assignee, Sellers' obligations hereunder with respect to such delivery shall be deemed to have been discharged. It is understood and agreed that nothing herein shall be deemed to prohibit a transfer of control of any Seller or Licensee or the assignment of any FCC Authorizations or any of the other License Assets by Sellers provided that Sellers agree to amend any filings contemplated under
Section 5.8(a) to the extent necessary in connection therewith. Any attempt to assign this Agreement without the required consent shall be void. It is understood and agreed that nothing herein shall be deemed to expand the rights granted hereunder to any permitted assignee, which rights shall be in combination with, and not in addition to, the rights of Option Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.5 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time prior to, at and after the Option Grant Date, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale contemplated by this Agreement and the consummation of the other transactions contemplated hereby, including executing and delivering such documents as the other party being advised by counsel shall reasonably request in connection with the consummation of this Agreement and the consummation of the other transactions contemplated hereby, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on either the Option Grant Date or the Columbus Option Closing Date.

         11.6 Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, when dispatched by facsimile transmission, five (5) days after deposited in the mail, first class postage prepaid, addressed as follows:

                  If to any Seller:

                  River City Broadcasting, L.P.
                  1215 Cole Street
                  St. Louis, Missouri 63106-3897
                  Attn.:  Mr. Barry A. Baker and Mr. Larry D. Marcus
                  Telecopier:  (314) 259-5709

                  With a copy to:

                  Dow, Lohnes & Albertson A Professional Limited Liability Company 1200 New Hampshire Ave., N.W.
                  Suite 800
                  Washington, D.C. 20036-6802
                  Attn.:  Leonard J. Baxt, Esq.
                  Telecopier:  (202) 776-2222

                  Baker & Botts
                  800 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas  75201-2916
                  Attn.:   Andrew M. Baker, Esq.
                  Telecopier:  (214) 953-6503

or to such other address as any Seller may from time to time designate.

                  If to Option Holder:

                  Sinclair Broadcast Group, Inc.
                  2000 W. 41st Street
                  Baltimore, Maryland 21211
                  Attn.:  Mr. David D. Smith
                  Telecopier:  (410) 467-5043

                  With a copy to:

                  Thomas & Libowitz, P.A.
                  The USF&G Tower
                  100 Light Street
                  Suite 1100
                  Baltimore, Maryland 21202-1053
                  Attn.:  Steven A. Thomas, Esq.
                  Telecopier:  (410) 752-2046

or to such other address Option Holder may from time to time designate.

         11.7 Captions. The captions of Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         11.8     Law  Governing.    THIS   AGREEMENT   SHALL  BE  GOVERNED  BY,
CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF

LAWS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES GOVERNS THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.9     Consent to  Jurisdiction,  Etc. EXCEPT AS SET FORTH IN SECTION
9.9 HEREOF, THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL COURT LOCATED IN THE DISTRICT OF MARYLAND (SOUTHERN DIVISION) OR TO THE EXTENT SUCH COURTS ARE NOT AVAILABLE, ANY COURT IN THE STATE OF MARYLAND LOCATED IN THE COUNTY OF MONTGOMERY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AND AGREE THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO OR BY PERSONAL DELIVERY TO THE OTHER PARTY AT SUCH OTHER PARTY'S ADDRESS SET FORTH PURSUANT TO PARAGRAPH 11.6 HEREOF. IN THE ALTERNATIVE, IN ITS DISCRETION, ANY OF THE PARTIES HERETO MAY EFFECT SERVICE UPON ANY OTHER PARTY IN ANY OTHER FORM OR MANNER PERMITTED BY LAW.

         11.10 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         11.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, and all counterparts so executed shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the same counterpart.

         11.12 Entire Agreement/Amendments. This Agreement (including the Exhibits and Schedules to the Group I Option Agreement and the Asset Purchase Agreement relating to the Station) and to the extent applicable, the Modification Agreement dated May 10, 1996 between RCB and Option Holder and the letter dated May 10, 1996 from the parties' counsel to the Department of Justice in connection therewith, and the documents delivered pursuant to this Agreement or other written agreements among the parties, dated the date hereof or hereafter, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof. No amendment or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         11.13 Access to Books and Records. Option Holder shall preserve for at least three (3) years after the Columbus Option Closing Date all books and records included in the License Assets and the Columbus Station Assets. At the request of Sellers, Option Holder agrees to give to the officers, partners, employees, agents, accountants and counsel of Sellers access, upon reasonable prior notice during normal business hours, to the property, accounts, books, contracts, records, accounts payable and receivable, records of employees of Sellers (as Sellers may have been reorganized) and other information concerning the affairs of the Station, any of the License Assets or any of the Columbus Station Assets, except as may be prohibited by law, and to the employees of Option Holder as Sellers may reasonably request. Sellers shall have no obligation to retain books and records relating to the License Assets or the Columbus Station Assets, subsequent to the Columbus Option Closing Date. To the extent any such books and records are retained, then for a period not to exceed three (3) years after the Closing Date, at the request of Option Holder, Sellers agree to give the officers, employees, accountants and counsel of Option Holder access, upon reasonable prior notice during normal business hours, to the books, records and files retained by Sellers with respect to the business and operation of the Station by Sellers as Option Holder may reasonably request in connection with an audit of the Station. Each of Option Holder and Sellers shall be permitted at their own expense to make extracts from or copies of the foregoing books, records and files of the other party.

         11.14 Waiver of Final Grant by FCC. Option Holder and Sellers agree to proceed to effect a Closing with respect to the Station as provided in
Section 2.2(b) hereof, on Initial Grant, as defined below. "Initial Grant" shall be defined for the purposes of this Agreement as the date of the publication of the FCC "Public Notice" announcing the grant of the "Assignment Application(s)" for the FCC licenses for the Station to be transferred hereunder which contains no conditions materially adverse to Option Holder. The terms "Public Notice" and "Assignment Application(s)" have the same meaning herein as are generally given to such terms under existing FCC rules, regulations and procedures.

         11.15 Recitals, Headings. The Recitals contained in this Agreement shall be deemed to be a binding part of this Agreement. The Article and Section headings contained in this

Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         11.16 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         11.17 Public Announcements and Press Releases. Prior to the Columbus Option Closing Date, neither Sellers nor Option Holder shall, except by mutual agreement, make any press release or other public announcement (written or oral) concerning this Agreement or the transactions contemplated by this Agreement, except as may be required by any law, rule or regulation (including, without limitation, filings and reports required to be made with or pursuant to the rules of the SEC) or any by existing contract, license, or agreement to which it is a party and provided that the party required to make such announcement shall provide a draft copy thereof to the other parties hereto, and consult with such other parties concerning the timing and content of such announcement, before such announcement is made. No press releases or other public announcements concerning this Agreement or the transactions contemplated hereby shall be made by any party hereto without the prior written consent of the other parties unless the first such party is legally compelled to do so.

         11.18 Board of Directors and Committees. From and after the Asset Purchase Agreement Closing Date, Option Holder shall cause (i) each of (1) Barry Baker ("Baker") and (2) Roy F. Coppedge (or such other individual as may be designated by Boston Ventures Limited Partnership IV and Boston Ventures Limited Partnership IVA (collectively, "Boston Ventures")) (the "BV Designee") to receive notice of all meetings of the Board of Directors of Option Holder and to be permitted to attend such meetings, (ii) Baker to receive notice of all meetings of any executive and finance committees, and to be permitted to attend such meetings, and (iii) the BV Designee to receive notice of all meetings of any compensation and finance committees, and to be permitted to attend such meetings. In addition, if the Board of Directors or any executive, finance or compensation committee of Option Holder plans to take actions by written consent in lieu of a meeting, then Option Holder shall cause Baker (in the case of the Board of Directors and any executive and finance committees) and the BV Designee (in the case of the Board of Directors and any finance and compensation committees) to receive a copy of the form of consent documents relating to such actions at the same time that such documents are circulated or distributed to the members of the Board of Directors, executive, finance or compensation committees, as applicable. In addition, as soon as permissible under the rules of the FCC and applicable laws, Option Holder shall cause (i) each of Baker and the BV Designee to be appointed as members of the Board of Directors of Option Holder, (ii) Baker to be appointed as a member of any executive committee and, to the extent established, the finance committee and (iii) the BV Designee to be appointed as a member of any finance committee, to the extent established, and the compensation committee. Option Holder's Board of Directors (which presently consists of seven (7) directors) has duly adopted resolutions which have fixed the number of members of (x) directors of Option Holder at nine (9) directors, (y) the executive committee at six (6) members, and (z) the compensation committee at six (6) members and such resolutions also have designated Baker and the BV Designee, as applicable, to fill the directorships on the Option Holder's Board of Directors and memberships on such committees pursuant to the terms of this Agreement. To the extent that the Option Holder or the Board of Directors establishes a finance committee, it shall designate each of Baker and the BV Designee as members of the finance committee. Baker shall be entitled to be a director of Option Holder and a member of the executive committee and, to the extent established, the finance committee for so long as he remains an employee of Option Holder, and BV shall be entitled to have the BV Designee be a director of Option Holder and a member of the compensation committee and, to the extent established, the finance committee until the first to occur of (i) the later of (a) the fifth anniversary of the Asset Purchase Agreement Closing Date and (b) the expiration of the initial five-year term of Barry Baker's Employment Agreement with Option Holder and (ii) such time, after Option Holder has issued the Convertible Preferred Stock to RCB or to its Partners, as Boston Ventures no longer owns, of record or beneficially to the extent of its interest as a limited partner of RCB, at least 721,115 shares of Option Holder Common Stock, on an "as converted" basis, as such number may be adjusted pursuant to stock splits, stock combinations, reclassifications or recapitalizations of Option Holder occurring after the date hereof.

         11.19 List of Definitions. The following is a list of certain terms used in this Agreement and a reference to the Section hereof in which such term is defined:
                  Terms                                   Section

AAA                                                 Section 9.9
Affiliate                                           Section 3.5
Agreement                                           Preamble
Applicable Interest Rate                            Section 9.4(a)(i)
Asset Purchase Agreement                            Recitals
Asset Purchase Agreement Closing Date               Recitals
Asset Purchase Closing                              Recitals
Assumed Liabilities                                 Section 1.3
Baker                                               Section 11.18
Boston Ventures                                     Section 11.18
BV Designee                                         Section 11.18
Broadcasting Subsidiaries                           Section 4.5
Closing                                             Section 2.2(b)
Columbus Contract                                   Section 1.1.B(c)
Columbus Leasehold Interest                         Section 1.1.B(b)
Columbus Option                                     Section 1.1
Columbus Option Closing Date                        Section 2.2(b)
Columbus Option Closing Price                       Section 2.1.B(a)
Columbus Other Contracts                            Section 1.1.B(c)
Columbus Option Payment Date                        Section 2.1.B(a)
Columbus Programming Copyrights                     Section 1.1.B(e)
Columbus Real Property                              Section 1.1.B(b)
Columbus Real Property Improvements                 Section 1.1.B(b)
Columbus Receivables                                Section 1.2(k)
Columbus Sale Price                                 Section 11.1.C
Columbus Station                                    Recitals
Columbus Station Assets                             Section 1.1.B
Columbus Trademarks, Etc.                           Section 1.1.B(d)
Columbus Unpaid Closing Price                       Section 2.1.B(b)
Columbus Unpaid Option                              Section 2.1.B(a)
Communications Act                                  Section 3.5
Contract                                            Section 1.1.A(d)
Conveyed Contracts                                  Section 2.6
Deficiency Amount                                   Section 11.1.C(ii)
Excess Amount                                       Section 11.1.C(i)
Excluded Assets                                     Section 1.2
Excluded Contracts                                  Section 1.2(f)
Exercise Date                                       Section 1.4
Exercise Notice                                     Section 1.4
Exercise Period                                     Section 1.5
FCC                                                 Recitals
FCC Authorizations                                  Recitals
Grossed-Up Rate Differential                        Section 5.10
Group I Option Agreement                            Recitals
Group I Stations                                    Recitals

Group I TBA                                         Recitals
Group I Unpaid Options                              Section 2.1.B(a)
HSR Act                                             Section 5.9
Indemnification Escrow Agent                        Section 9.4(a)(i)
Indemnification Fund                                Section 9.4(a)(i)
Indemnification Fund Deposit                        Section 9.4(a)(i)
Initial Grant                                       Section 11.14
IRS                                                 Section 10.1(e)
Laws                                                Section 2.6
Leasehold Interests                                 Section 1.1.A(c)
Leases                                              Section 3.7(a)
Lender                                              Section 2.1.B(a)
Licensee                                            Preamble
License Assets                                      Section 1.1.A
Licensee II                                         Section 5.11
Loss and Expense                                    Section 9.2
Material Adverse Change                             Section 8.1(a)
New Employment Agreements                           Section 7.7
NewVenco Other Assets                               Section 1.1.B(j)
Option                                              Section 1.1
Option Assignment Price                             Section 11.4(a)(i)
Option Extension Fees                               Section 2.1.B(b)
Option Grant                                        Section 2.2(a)
Option Grant Date                                   Preamble
Option Grant Price                                  Section 2.1.A
Option Holder                                       Preamble
Option Holder Debt Documents                        Section 11.1.C(b)(iii)
Option Holder's 401(k) Plan                         Section 10.1(e)
Option Holder's Lenders                             Section 11.1(c)
Other Contracts                                     Section 1.1.A(d)
Permitted Encumbrances                              Section 1.3
Person                                              Section 3.5
Proceedings                                         Section 2.6
Program Contracts                                   Section 1.1.B(k)
RCB                                                 Preamble
RCB Credit Agreement                                Section 2.1.B(a)
RCB's 401(k) Plan                                   Section 10.1(e)
Real Property                                       Section 1.1.A(c)
Real Property Improvements                          Section 1.1.A(c)
Retained Liabilities                                Section 1.3
SCI                                                 Section 6.7
Sellers                                             Preamble
Standard Formula                                    Section 11.1.C(c)
Station Employees                                   Section 10.1(a)
Station Material Adverse Change                     Section 3.8
Station                                             Recitals
Tax Percentage                                      Section 5.10
Terminations                                        Section 7.6
Transaction Documents                               Section 9.8
Unpaid Amounts                                      Section 2.1.B(a)

                                     - 74 -
Unpaid Options                                      Section 2.1.B(a)


         11.20    No Third  Party  Beneficiaries.  No person  other than  Option
Holder or Sellers shall have any right to enforce any provision of this Agreement or have any "third party beneficiary" rights hereunder, other than Option Holder's Lenders with respect to Section 11.4 hereof and Boston Ventures and Baker with respect to Section 11.18 hereof and except as expressly provided in a separate agreement dated as of the date of the Asset Purchase Agreement among Option Holder, Sellers and Option Holder's Lenders.

         11.21 Columbus Receivables. To the extent that after the Columbus Option Closing Date, Option Holder receives amounts in respect of the Columbus Receivables, Option Holder shall promptly pay to Sellers all amounts collected by Option Holder in connection with the Columbus Receivables.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                             RIVER CITY BROADCASTING, L.P.

                             By:         Better Communications, Inc., its
                                         General Partner



                             By:         /s/ Larry D. Marcus
                                         -----------------------------------
                                         Name: Larry D. Marcus
                                         Title: Vice President


                             RIVER CITY LICENSE PARTNERSHIP

                             By:         River City Broadcasting, L.P.

                             By:         Better Communications, Inc.,
                                         its General Partner



                             By:         /s/ Larry D. Marcus
                                         -----------------------------------
                                         Name: Larry D. Marcus
                                         Title: Vice President


                             OPTION HOLDER:

                             SINCLAIR BROADCAST GROUP, INC.



                             By:          /s/ David B. Amy
                                          ----------------------------------
                                          Name: David B. Amy
                                          Title: Chief Financial Officer